Hudson Pacific Properties, Inc. Supplemental Information | Fourth Quarter 2018 Ferry Building | San Francisco Ferry Building | San Francisco Ferry Building | San Francisco Forward Looking Statements This Supplemental Information contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Future events and actual results, financial and otherwise, may differ materially from the results discussed in the forward-looking statements. You should not rely on forward-looking statements as predictions of future events. Forward-looking statements involve numerous risks and uncertainties that could significantly affect anticipated results in the future and, accordingly, such results may differ materially from those expressed in any forward-looking statement made by us. These risks and uncertainties include, but are not limited to: adverse economic and real estate developments in Northern and Southern California and the Pacific Northwest; decreased rental rates or increased tenant incentives and vacancy rates; defaults on, early terminations of, or non-renewal of leases by tenants; increased interest rates and operating costs; failure to generate sufficient cash flows to service our outstanding indebtedness; difficulties in identifying properties to acquire and completing acquisitions; failure to successfully integrate pending and recent acquisitions; failure to successfully operate acquired properties and operations; failure to maintain our status as a REIT under the Internal Revenue Code of 1986, as amended; possible adverse changes in laws and regulations; environmental uncertainties; risks related to natural disasters; lack or insufficient amount of insurance; inability to successfully expand into new markets or submarkets; risks associated with property development; conflicts of interest with our officers; changes in real estate and zoning laws and increases in real property tax rates; and the consequences of any possible future terrorist attacks. These factors are not exhaustive. For a discussion of important risks related to Hudson Pacific Properties, Inc.’s business, and an investment in its securities, including risks that could cause actual results and events to differ materially from results and events referred to in the forward-looking information see the discussion under the caption “Risk Factors” in Hudson Pacific Properties, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2017 filed with the Securities and Exchange Commission on February 16, 2018 and other risks described in documents subsequently filed by Hudson Pacific Properties, Inc. from time to time with the Securities and Exchange Commission. You are cautioned that the information contained herein speaks only as of the date hereof and Hudson Pacific Properties, Inc. assumes no obligation to update any forward-looking information, whether as a result of new information, future events or otherwise. Hudson Pacific Properties, Inc. is referred to herein as the “Company,” “Hudson Pacific,” “we,” “us,” or “our.” Page 2 of 46

Hudson Pacific Properties, Inc.
Supplemental Information | Fourth Quarter 2018

Table of Contents

	Page
Executive Summary, Corporate Data, Executive Management, Board of Directors, Equity Research Coverage and Rating Agencies	4
Financial Information	9
Consolidated Balance Sheets	10
Consolidated Statements of Operations	11
Funds from Operations	12
Adjusted Funds from Operations	13
Same-Store Property Performance	14
Net Operating Income Detail	16
Debt Summary	18
Unsecured and Secured Debt Maturities, Composition and Covenant Compliance	20
Operational and Portfolio Information	22
In-Service Office Properties	23
In-Service Office Properties by Location	26
Studio and Land Properties	28
Redevelopment, Development and Held For Sale Properties	29
Under Construction and Future Value Creation Projects	30
Value Creation Project Images—Recently Completed, Under Construction and Planned	32
Office Tenant Industry Diversification	33
Fifteen Largest Office Tenants	34
Office Property Leasing Activity	36
Commenced Office Leases with Non-Recurring Upfront Abatements	37
Uncommenced Office Leases—Next Eight Quarters	38
Backfilled Office Leases—Next Eight Quarters	39
Expiring Office Leases—Next Eight Quarters	40
Expiring Office Leases—Annual	42
Definitions and Reconciliations	43
Definitions	44
Reconciliation of Net Income to Net Operating Income	46



Fourth & Traction | Los Angeles



CUE | Hollywood

Corporate Headquarters:

11601 Wilshire Boulevard, 9th Floor, Los Angeles, CA 90025
(310) 445-5700

Website:

HudsonPacificProperties.com

NYSE Trading Symbol:

HPP

Investor Relations:

Laura Campbell
Senor Vice President, Investor Relations and Marketing
(310) 622-1702

Page 3 of 46

Hudson Pacific Properties, Inc.
Supplemental Information | Fourth Quarter 2018

Executive Summary

Hudson Pacific Properties acquires, redevelops and develops creative office and studio properties in the West Coast tech and media epicenters of Los Angeles, Silicon Valley, San Francisco and Seattle. We are the leading institutional owner of office space in Silicon Valley, the largest independent owner/operator of studios in Los Angeles, and currently own over 17 million square feet, including land for development, in our core markets. Our top-tier assets combined with our leasing and management expertise have enabled us to cultivate a tenant base of premier blue-chip and growth companies, like Google and Netflix. Our strategic focus is value creation through less capital- and time-intensive repositionings and redevelopments, although our deep in-house expertise allows us to execute on a full range of opportunities—from incremental lease-up to cutting-edge new construction.

Financials (Compared to Fourth Quarter 2017)

- Net income attributable to common stockholders of $15.9 million ($0.10 per diluted share) compared to $32.5 million ($0.21 per diluted share)
- FFO, excluding specified items, of $76.0 million ($0.49 per diluted share) compared to $81.7 million ($0.52 per diluted share)
- Total revenue increased 4.8% to $198.4 million

Office Highlights

- Executed 75 new and renewal leases totaling 807,418 square feet, with GAAP and cash rent growth of 36.1% and 20.1%, respectively, including:
    - 114,958-square-foot lease renewal with Technicolor for all of 6040 Sunset through May 2032
    - 80,489-square-foot new lease with Nutanix at Metro Plaza through May 2024
    - 66,510-square-foot lease renewal and 17,039-square-foot lease expansion with Pivotal Software at 875 Howard through June 2026
    - 57,610-square-foot new lease with Nestlé at 450 Alaskan through June 2029
- Stabilized and in-service office portfolio was 95.4% and 93.0% leased, respectively
- Net operating income and cash net operating income for the 31 same-store office properties increased 0.3% and 7.2%, respectively

Studio Highlights

- Trailing 12-month occupancy for the three same-store studio properties, inclusive of Sunset Las Palmas Studios, was 91.6%
- Net operating income and cash net operating income for the same-store studio properties increased by 18.3% and 16.4%, respectively

Acquisitions

- Purchased Ferry Building in San Francisco through joint venture owned 55/45% by Hudson Pacific/Allianz Real Estate for $291.0 million (before credits, prorations and closing costs)
- Purchased an 11,200-square-foot office building at 6660 Santa Monica Boulevard in Hollywood adjacent to, and now part of, Sunset Las Palmas Studios for $10.0 million (before credits, prorations and closings costs)

Dividends

- Declared and paid a quarterly dividend of $0.25 per share on common stock

Post-Quarter Highlights

- Signed a 14-year lease with Google commencing in 2022 for all 584,000 square feet of One Westside creative office redevelopment formerly part of the Westside Pavilion shopping mall in West Los Angeles
- Signed a 12-year lease with WeWork commencing in July 2019 for 55,864 square feet of Maxwell creative office redevelopment in the Los Angeles Arts District

Guidance

- Provided full-year 2019 FFO guidance to $1.95 to $2.03 per diluted share, excluding specified items

Conference Call Information:

Thursday, February 14, 2019 at 11:00 AM PST / 2:00 PM EST
(877) 407-0784 (U.S.) | (201) 689-8560 (International)

Page 4 of 46

Hudson Pacific Properties, Inc.
Supplemental Information | Fourth Quarter 2018

Corporate Data

Unaudited, in thousands, except share data

	December 31, 2018	September 30, 2018	June 30, 2018	March 31, 2018	December 31, 2017
Number of office properties owned	52	51	50	51	51
Office square feet[1]	13,853,401	13,498,837	13,336,940	13,398,362	13,291,531
Stabilized office leased rate as of end of period[2]	95.4%	94.6%	93.6%	94.4%	96.7%
In-service office leased rate as of end of period[3]	93.0%	91.4%	89.7%	89.7%	92.1%
Number of studio properties owned	3	3	3	3	3
Same-store studio square feet[1][4]	1,171,707	1,204,927	873,002	873,002	873,002
Same-store studio leased rate as of end of period[5]	91.6%	88.9%	89.6%	90.2%	90.7%
Non-same-store studio square feet[1]	52,696	41,496	373,421	331,925	376,925
Non-same-store studio leased rate as of end of period[6]	100.0%	100.0%	80.6%	77.6%	76.1%
Number of land properties owned	6	6	6	6	8
Land properties estimated square feet[7]	2,639,562	2,639,562	2,639,562	2,639,562	3,045,687
Total portfolio square feet	17,717,366	17,384,822	17,222,925	17,242,851	17,587,145
Series A preferred units and debt[8]	$ 2,650,196	$ 2,360,334	$ 2,390,467	$ 2,270,959	$ 2,449,488
Total market capitalization[9]	$ 7,202,623	$ 7,539,643	$ 7,996,427	$ 7,421,657	$ 7,849,782
Series A preferred units and debt/total market capitalization[9]	36.8%	31.3%	29.9%	30.6%	31.2%
Share data:					
FFO, excluding specific items, per common stock/unit—diluted[9][10][11]	$ 0.49	$ 0.47	$ 0.46	$ 0.45	$ 0.52
Range of closing prices[10]	$ 27.42 - 32.72	$ 31.31 - 35.68	$ 31.13 - 36.00	$ 28.63 - 34.17	$ 33.10 - 35.68
Closing price at quarter end	$ 29.06	$ 32.72	$ 35.43	$ 32.53	$ 34.25
Weighted average fully diluted common stock/units outstanding[9]	155,716	157,238	157,159	157,284	156,290
Shares of common stock/units outstanding at end of period[9]	156,656	158,292	158,226	158,337	157,673

(1) Property square footage has been determined by management based upon estimated leasable square feet, which may be less or more than the Building Owners and Managers Association, or BOMA, rentable area. Square footage may change over time due to re-measurement or re-leasing.
(2) Stabilized office leased rate excludes the lease-up, land, redevelopment, development and held for sale properties described on pages 24, 28 and 29.
(3) In-service office leased rate includes the stabilized office and lease-up properties described on pages 23 and 24.
(4) Same-store studio defined as all properties owned and included in our studio portfolio as of October 1, 2017 and still owned and included in our studio portfolio as of December 31, 2018. Same-store studio square feet excludes 33,220 square feet related to Building 70 taken off-line during fourth quarter 2018.
(5) Percent leased for same-store studio is the average percent leased for the 12 months ended as of the quarter indicated.
(6) Percent leased as of December 31, 2018 for non-same-store studio is the average percent leased for the properties located at 6605 Eleanor Avenue and 1034 Seward Street, which were acquired on June 6, 2018 and 6660 Santa Monica, which was acquired on October 23, 2018.
(7) Square footage for land properties represents management's estimate of developable square footage, the majority of which remains subject to receipt of entitlement approvals not yet obtained.
(8) Series A preferred units and debt does not include in-substance defeased debt, debt due to joint venture partner and unamortized deferred financing costs and loan discount.
(9) See definitions on pages 44 and 45.
(10) For the quarter indicated.
(11) In December 2018, the National Association of Real Estate Investment Trusts ("NAREIT") issued a FFO White Paper which provided for an option to include equity security mark-to-market value changes in the calculation of FFO. During fourth quarter 2018, we elected this option retroactively. We have included $928 thousand of unrealized gain on non-real estate investments recognized during second quarter 2018 in our calculation of FFO. No change was made to FFO, excluding specified items, as these amounts were previously identified as a specified item.

Page 5 of 46

Hudson Pacific Properties, Inc. Supplemental Information | Fourth Quarter 2018 Executive Management Our Executive Management is comprised of highly seasoned, approachable experts who embrace innovation and always think outside the box. Together, they have decades of experience leading successful publicly traded companies. They have bought, sold, operated, built and re-built real estate properties across cycles and in every major West Coast market, and in the process cultivated unparalleled industry relationships. Our culture starts at the top—a collaborative, entrepreneurial spirit, combined with integrity and a deep sense of fiduciary responsibility. Victor J. Coleman Kay L. Tidwell Chief Executive Officer and President Executive Vice President, General Counsel and Secretary Mark T. Lammas Chief Operating Officer, Chief Financial Laura Campbell Officer and Treasurer Senior Vice President, Investor Relations and Marketing Alexander Vouvalides Chief Investment Officer Derric Dubourdieu Senior Vice President, Leasing Christopher J. Barton Executive Vice President, Development and Drew B. Gordon Capital Improvements Senior Vice President, Northern California Joshua Hatfield Executive Vice President, Operations Gary Hansel Senior Vice President, Southern Harout Diramerian California Chief Accounting Officer Bill Humphrey Steven Jaffe Senior Vice President, Sunset Studios Chief Risk Officer Andrea Rupp Dale Shimoda Senior Vice President, Human Resources Executive Vice President, Finance Andy Wattula Arthur X. Suazo Senior Vice President, Pacific Northwest Executive Vice President, Leasing Page 6 of 46

Hudson Pacific Properties, Inc. Supplemental Information | Fourth Quarter 2018 Board of Directors Our accomplished Directors are committed to sound corporate governance, and ensuring full compliance and accountability to shareholders in accordance with all laws and regulations. We believe that dedication to these principles and the highest ethical standards is essential to both short- and long-term value creation and preservation. We also recognize and embrace Board diversity in all its facets—skills, experience, gender, ethnicity, race—as essential to maintaining our competitive advantage and attaining our strategic objectives. Victor J. Coleman Mark D. Linehan Chairman of the Board, Chief Executive Officer and President and Chief Executive Officer, Wynmark President, Hudson Pacific Properties, Inc. Company Theodore R. Antenucci Robert M. Moran, Jr. President and Chief Executive Officer, Co-Founder and Co-Owner, FJM Investments LLC Catellus Development Corporation Michael Nash Richard B. Fried Senior Managing Director, Blackstone Group, L.P., Managing Member, Farallon Capital Chief Investment Officer, Blackstone Real Estate Management, L.L.C. Debt Strategies Jonathan M. Glaser Barry A. Porter Managing Member, JMG Capital Management LLC Managing General Partner, Clarity Partners L.P. Robert L. Harris II Andrea Wong Executive Chairman (retired), Acacia Research President (retired), International Production, Sony Corporation Pictures Television Page 7 of 46

Hudson Pacific Properties, Inc. Supplemental Information | Fourth Quarter 2018 Equity Research Coverage Bank of America Merrill Lynch Mizuho James Feldman Haendel St. Juste (646) 855-5808 (212) 209-9300 Barclays Capital Morgan Stanley Ross Smotrich | Trevor Young Vikram Malhotra (212) 526-2306 | (212) 526-3098 (212) 761-7567 BTIG Robert W. Baird & Company Tom Catherwood David Rodgers (212) 738-6140 (216) 737-7341 Citigroup Sandler O’Neill + Partners Michael Bilerman | Emmanuel Korchman Alexander Goldfarb (212) 816-1383 | (212) 816-1382 (212) 466-7937 D.A. Davidson Scotiabank Barry Oxford Nicholas Yulico (212) 240-9871 (212) 225-6904 Goldman Sachs UBS Investment Bank Andrew Rosivach Frank Lee (212) 902-2796 (646) 855-5808 KeyBanc Capital Markets Wells Fargo Securities Craig Mailman Blaine Heck (917) 368-2316 (443) 263-2949 Rating Agencies Fitch Ratings Moody’s Investor Service Standard & Poor’s Stephen Boyd Alice Chung Fernanda Hernandez (212) 908-9153 (212) 553-2949 (212) 438-1347 Page 8 of 46

Hudson Pacific Properties, Inc. Supplemental Information | Fourth Quarter 2018 Financial Information

Hudson Pacific Properties, Inc. Supplemental Information | Fourth Quarter 2018 Consolidated Balance Sheets In thousands, except share data December 31, 2018 December 31, 2017 ASSETS Investment in real estate, net $ 6,363,906 $ 5,697,991 Cash and cash equivalents 53,740 78,922 Restricted cash 14,451 22,358 Accounts receivable, net 14,004 4,234 Straight-line rent receivables, net 142,369 106,466 Deferred leasing costs and lease intangible assets, net 279,896 239,029 U.S. Government securities 146,880 — Prepaid expenses and other assets, net 55,633 61,139 Assets associated with real estate held for sale — 411,931 TOTAL ASSETS $ 7,070,879 $ 6,622,070 LIABILITIES AND EQUITY Liabilities Unsecured and secured debt, net $ 2,623,835 $ 2,421,380 In-substance defeased debt 138,223 — Joint venture partner debt 66,136 — Accounts payable, accrued liabilities and other 175,300 162,346 Lease intangible liabilities, net 45,612 49,540 Security deposits and prepaid rent 68,687 62,760 Liabilities associated with real estate held for sale — 4,903 Total liabilities 3,117,793 2,700,929 Redeemable preferred units of the operating partnership 9,815 10,177 Redeemable non-controlling interest in consolidated real estate entities 113,141 — Equity Hudson Pacific Properties, Inc. stockholders’ equity: Common stock, $0.01 par value, 490,000,000 authorized, 154,371,538 shares and 155,602,508 shares outstanding at December 31, 1,543 1,556 2018 and 2017, respectively Additional paid-in capital 3,524,502 3,622,988 Accumulated other comprehensive income 17,501 13,227 Total Hudson Pacific Properties, Inc. stockholders’ equity 3,543,546 3,637,771 Non-controlling interest—members in consolidated real estate entities 268,246 258,602 Non-controlling interest—units in the operating partnership 18,338 14,591 Total equity 3,830,130 3,910,964 TOTAL LIABILITIES AND EQUITY $ 7,070,879 $ 6,622,070 Page 10 of 46

Hudson Pacific Properties, Inc.
Supplemental Information | Fourth Quarter 2018

Consolidated Statements of Operations

Unaudited, in thousands, except share data

	Three Months Ended December 31, 2018	Three Months Ended December 31, 2017	Twelve Months Ended December 31, 2018	Twelve Months Ended December 31, 2017
REVENUES				
Office				
Rental	$ 143,407	$ 139,178	$ 533,184	$ 545,453
Tenant recoveries	25,281	24,823	92,760	92,244
Parking and other	7,301	7,267	26,573	29,413
Total office revenues	**175,989**	**171,268**	**652,517**	**667,110**
Studio				
Rental	11,912	9,727	44,734	36,529
Tenant recoveries	860	409	2,013	1,336
Other property-related revenue	9,467	7,841	28,191	22,805
Other	205	88	963	359
Total studio revenues	**22,444**	**18,065**	**75,901**	**61,029**
Total revenues	**198,433**	**189,333**	**728,418**	**728,139**
OPERATING EXPENSES				
Office operating expenses	62,345	56,349	226,820	218,873
Studio operating expenses	12,176	9,792	40,890	34,634
General and administrative	14,980	13,130	61,027	54,459
Depreciation and amortization	67,520	66,230	251,003	283,570
Total operating expenses	**157,021**	**145,501**	**579,740**	**591,536**
OTHER EXPENSE (INCOME)				
Interest expense	23,202	23,951	83,167	90,037
Interest income	(1,225)	(7)	(1,718)	(97)
Unrealized gain on non-real estate investment	—	—	(928)	—
Unrealized (gain) loss on ineffective portion of derivative instrument	—	(12)	—	70
Transaction-related expenses	252	—	535	598
Other income	(74)	(336)	(822)	(2,992)
Gains on sale of real estate	—	(28,708)	(43,337)	(45,574)
Total other expense (income)	**22,155**	**(5,112)**	**36,897**	**42,042**
Net income	**19,257**	**48,944**	**111,781**	**94,561**
Net income attributable to preferred units	(153)	(159)	(618)	(636)
Net income attributable to participating securities	(108)	(253)	(663)	(1,003)
Net income attributable to non-controlling interest in consolidated real estate entities	(2,873)	(15,958)	(11,883)	(24,960)
Net income attributable to redeemable non-controlling interest in consolidated real estate entities	(120)	—	(169)	—
Net income attributable to non-controlling interest in the operating partnership	(59)	(119)	(358)	(375)
NET INCOME ATTRIBUTABLE TO COMMON STOCKHOLDERS	**$ 15,944**	**$ 32,455**	**$ 98,090**	**$ 67,587**
BASIC AND DILUTED PER SHARE AMOUNTS				
Net income attributable to common stockholders—basic	$ 0.10	$ 0.21	$ 0.63	$ 0.44
Net income attributable to common stockholders—diluted	$ 0.10	$ 0.21	$ 0.63	$ 0.44
Weighted average shares of common stock outstanding—basic	154,866,289	155,310,063	155,445,247	153,488,730
Weighted average shares of common stock outstanding—diluted	155,146,528	155,724,147	155,696,486	153,882,814

Page 11 of 46

Hudson Pacific Properties, Inc.
Supplemental Information | Fourth Quarter 2018

Funds from Operations[1]

Unaudited, in thousands, except per share data

Quarter To Date	Three Months Ended December 31, 2018	September 30, 2018	June 30, 2018	March 31, 2018	December 31, 2017
NET INCOME	$ 19,257	$ 20,270	$ 19,691	$ 52,563	$ 48,944
Adjustments:					
Depreciation and amortization of real estate assets	66,990	61,727	60,217	60,069	65,985
Gains on sale of real estate	—	(3,735)	(1,928)	(37,674)	(28,708)
Unrealized gain on non-real estate investment[2]	—	—	(928)	—	—
FFO attributable to non-controlling interests	(7,312)	(5,019)	(5,316)	(5,331)	(5,507)
Net income attributable to preferred units	(153)	(153)	(153)	(159)	(159)
FFO to common stockholders and unitholders	**78,782**	**73,090**	**71,583**	**69,468**	**80,555**
Specified items impacting FFO:					
Transaction-related expenses	252	165	—	118	—
Lease termination non-cash write-off	(3,039)	—	—	—	—
One-time debt extinguishment costs	—	—	—	421	1,114
FFO (EXCLUDING SPECIFIED ITEMS) TO COMMON STOCKHOLERS AND UNITHOLDERS	**$ 75,995**	**$ 73,255**	**$ 71,583**	**$ 70,007**	**$ 81,669**
Weighted average common stock/units outstanding—diluted	155,716	157,238	157,159	157,284	156,293
FFO per common stock/unit—diluted	$ 0.51	$ 0.46	$ 0.46	$ 0.44	$ 0.52
FFO (excluding specified items) per common stock/unit—diluted	$ 0.49	$ 0.47	$ 0.46	$ 0.45	$ 0.52

Year To Date	Twelve Months Ended December 31, 2018	Nine Months Ended September 30, 2018	Six Months Ended June 30, 2018	Three Months Ended March 31, 2018	Twelve Months Ended December 31, 2017
NET INCOME	$ 111,781	$ 92,524	$ 72,254	$ 52,563	$ 94,561
Adjustments:					
Depreciation and amortization of real estate assets	249,003	182,013	120,286	60,069	281,773
Gains on sale of real estate	(43,337)	(43,337)	(39,602)	(37,674)	(45,574)
Unrealized gain on non-real estate investment[2]	(928)	(928)	(928)	—	—
FFO attributable to non-controlling interests	(22,978)	(15,666)	(10,647)	(5,331)	(24,068)
Net income attributable to preferred units	(618)	(465)	(312)	(159)	(636)
FFO to common stockholders and unitholders	**292,923**	**214,141**	**141,051**	**69,468**	**306,056**
Specified items impacting FFO:					
Transaction-related expenses	535	283	118	118	598
Lease termination non-cash write-off	(3,039)	—	—	—	—
One-time debt extinguishment costs	421	421	421	421	1,114
FFO (EXCLUDING SPECIFIED ITEMS) TO COMMON STOCKHOLDERS AND UNITHOLDERS	**$ 290,840**	**$ 214,845**	**$ 141,590**	**$ 70,007**	**$ 307,768**
Weighted average common stock/units outstanding—diluted	156,266	157,198	157,133	157,284	154,671
FFO per common stock/unit—diluted	$ 1.87	$ 1.37	$ 0.90	$ 0.44	$ 1.98
FFO (excluding specified items) per common stock/unit—diluted	$ 1.86	$ 1.37	$ 0.90	$ 0.45	$ 1.99

(1) See definition on page 44.
(2) We adopted ASU 2016-01 on January 1, 2018 and elected the measurement alternative. which requires us to mark-to-market changes in value related to equity securities whenever fair value is readily available or observable. During second quarter 2018, we recognized a $928 thousand unrealized gain on a non-real estate investment. In December 2018, NAREIT issued a FFO White Paper which provided for an option to include these mark-to-market adjustments in our calculation of FFO. During fourth quarter 2018, we elected this option retroactively.

Page 12 of 46

Hudson Pacific Properties, Inc.
Supplemental Information | Fourth Quarter 2018

Adjusted Funds from Operations[1]

Unaudited, in thousands

Quarter To Date	Three Months Ended December 31, 2018	September 30, 2018	June 30, 2018	March 31, 2018	December 31, 2017
FFO[2]	$ 78,782	$ 73,090	$ 71,583	$ 69,468	$ 80,555
Adjustments:					
Straight-line rent, net	(9,579)	(7,455)	(7,751)	(9,772)	(13,632)
Amortization of above-market and below-market leases, net	(6,168)	(3,189)	(3,216)	(3,796)	(3,613)
Amortization of above-market and below-market ground leases, net	605	591	592	624	417
Amortization of lease incentive costs	404	323	359	278	381
Amortization of deferred financing costs and loan discount, net	1,423	1,418	1,420	1,643	2,448
Unrealized gain on ineffective portion of derivative instrument	—	—	—	—	(12)
Recurring capital expenditures, tenant improvements and lease commissions	(32,707)	(17,378)	(37,354)	(25,587)	(31,141)
Non-cash compensation expense	4,109	4,292	4,289	4,338	3,842
AFFO	**$ 36,869**	**$ 51,692**	**$ 29,922**	**$ 37,196**	**$ 39,245**
Dividends paid to common stock and unitholders	$ 38,950	$ 39,351	$ 39,351	$ 39,351	$ 39,245
AFFO payout ratio	105.6%	76.1%	131.5%	105.8%	100.0%

Year To Date	Twelve Months Ended December 31, 2018	Nine Months Ended September 30, 2018	Six Months Ended June 30, 2018	Three Months Ended March 31, 2018	Twelve Months Ended December 31, 2017
FFO[2]	$ 292,923	$ 214,141	$ 141,051	$ 69,468	$ 306,056
Adjustments:					
Straight-line rent, net	(34,557)	(24,978)	(17,523)	(9,772)	(26,739)
Amortization of above-market and below-market leases, net	(16,369)	(10,201)	(7,012)	(3,796)	(17,411)
Amortization of above-market and below-market ground leases, net	2,412	1,807	1,216	624	2,505
Amortization of lease incentive costs	1,364	960	637	278	1,344
Amortization of deferred financing costs and loan discount, net	5,904	4,481	3,063	1,643	5,914
Unrealized loss on ineffective portion of derivative instrument	—	—	—	—	70
Recurring capital expenditures, tenant improvements and lease commissions	(113,026)	(80,319)	(62,941)	(25,587)	(114,814)
Non-cash compensation expense	17,028	12,919	8,627	4,338	15,079
AFFO	**$ 155,679**	**$ 118,810**	**$ 67,118**	**$ 37,196**	**$ 172,004**
Dividends paid to common stock and unitholders	$ 157,003	$ 118,059	$ 78,705	$ 39,351	$ 118,408
AFFO payout ratio	100.9%	99.4%	117.3%	105.8%	68.8%

(1) See definition on page 44.
(2) In December 2018, NAREIT issued a FFO White Paper which provided for an option to include mark-to-market value changes in equity securities in the calculation of FFO. During fourth quarter 2018, we elected this option retroactively. We have included $928 thousand of unrealized gain on non-real estate investments recognized during second quarter 2018 in our calculation of FFO. No change has been made to AFFO as these amounts were identified as an adjustment to AFFO in the prior periods.

Page 13 of 46

Hudson Pacific Properties, Inc.
Supplemental Information | Fourth Quarter 2018

Same-Store Property Performance

Unaudited, in thousands, except number of properties and square feet

SAME-STORE STATISTICS

	Three Months Ended December 31, 2018			Twelve Months Ended December 31,		
	2018	2017	% change	2018	2017	% change
SAME-STORE OFFICE STATISTICS(1)(2)						
Number of properties	31	31		29	29	
Rentable square feet	7,833,319	7,833,319		7,308,626	7,308,626	
Ending % leased	94.7%	96.5%	(1.8)%	94.6%	96.5%	(1.9)%
Ending % occupied	93.7%	94.9%	(1.2)%	93.6%	94.7%	(1.1)%
Average % occupied for the period	93.3%	95.0%	(1.7)%	92.7%	94.1%	(1.4)%
SAME-STORE STUDIO STATISTICS(3)						
Number of properties	3	3		2	2	
Rentable square feet	1,171,707	1,171,707 (4)		839,782	839,782	
Average % occupied for the period(5)	91.6%	N/A	N/A	93.1%	91.6%	1.5 %

SAME-STORE ANALYSIS—NET OPERATING INCOME

	Three Months Ended December 31, 2018			Twelve Months Ended December 31,		
	2018	2017	% change	2018	2017	% change
SAME-STORE NET OPERATING INCOME(6)						
Total office revenues	$ 112,264	$ 109,875	2.2%	$ 401,670	$ 387,729	3.6%
Total studio revenues	21,837	18,065	20.9	51,076	48,381	5.6
Same-store revenues	**134,101**	**127,940**	**4.8**	**452,746**	**436,110**	**3.8**
Total office expenses	36,655	34,518	6.2	131,640	120,754	9.0
Total studio expenses	12,048	9,792	23.0	26,665	26,269	1.5
Same-store expenses	**48,703**	**44,310**	**9.9**	**158,305**	**147,023**	**7.7**
Same-store office net operating income	**75,609**	**75,357**	**0.3**	**270,030**	**266,975**	**1.1**
NOI margin	67.3%	68.6%	(1.3)	67.2%	68.9%	(1.7)
Same-store studio net operating income	**9,789** (7)	**8,273** (7)	**18.3**	**24,411** (7)	**22,112** (7)	**10.4**
NOI margin	44.8%	45.8%	(1.0)	47.8%	45.7%	2.1
TOTAL SAME-STORE NET OPERATING INCOME	**$ 85,398**	**$ 83,630**	**2.1%**	**$ 294,441**	**$ 289,087**	**1.9%**
NOI margin	63.7%	65.4%	(1.7)	65.0%	66.3%	(1.3)

Page 14 of 46

Hudson Pacific Properties, Inc.
Supplemental Information | Fourth Quarter 2018

Same-Store Property Performance (continued)

Unaudited, in thousands, except number of properties and square feet

SAME-STORE ANALYSIS—NET OPERATING INCOME (CASH BASIS)

	Three Months Ended December 31, 2018			Twelve Months Ended December 31,		
	2018	2017	% change	2018	2017	% change
SAME STORE NET OPERATING INCOME (CASH BASIS)						
Total office cash revenues	$ 106,885	$ 100,011	6.9%	$ 383,505	$ 363,920 [8]	5.4%
Total studio cash revenues	21,441	17,865	20.0	49,857	48,628 [9]	2.5
Same-store cash revenues	**128,326**	**117,876**	**8.9**	**433,362**	**412,548**	**5.1**
Total office cash expenses	36,080	33,943	6.3	129,341	118,443	9.2
Total studio cash expenses	12,048	9,792	23.0	26,665	26,269	1.5
Same-store cash expenses	**48,128**	**43,735**	**10.0**	**156,006**	**144,712**	**7.8**
Same-store office net operating income (cash basis)	**70,805**	**66,068**	**7.2**	**254,164**	**245,477**	**3.5**
NOI margin	66.2%	66.1%	0.1	66.3%	67.5%	(1.2)
Same-store studio net operating income (cash basis)	**9,393** [7]	**8,073** [7]	**16.4**	**23,192** [7]	**22,359** [7]	**3.7**
NOI margin	43.8%	45.2%	(1.4)	46.5%	46.0%	0.5
SAME-STORE NET OPERATING INCOME (CASH BASIS)	**$ 80,198**	**$ 74,141**	**8.2%**	**$ 277,356**	**$ 267,836**	**3.6%**
NOI margin	62.5%	62.9%	(0.4)	64.0%	64.9%	(0.9)

(1) Same-store office for the three months ended December 31, 2018 defined as all properties owned and included in our stabilized office portfolio as of October 1, 2017 and still owned and included in the stabilized office portfolio as of December 31, 2018. Same-store office for the twelve months ended December 31, 2018 defined as all properties owned and included in our stabilized office portfolio as of January 1, 2017 and still owned and included in the stabilized office portfolio as of December 31, 2018.
(2) See page 23 for same-store office properties.
(3) Same-store studio for the three months ended December 31, 2018 defined as all properties owned and included in our studio portfolio as of October 1, 2017 and still owned and included in our studio portfolio as of December 31, 2018. Same-store studio for the twelve months ended December 31, 2018 defined as all properties owned and included in our studio portfolio as of January 1, 2017 and still owned and included in our studio portfolio as of December 31, 2018. Same-store studio square feet excludes 33,220 square feet related to Building 70 taken off-line during fourth quarter 2018. Also excluded from same-store studio are 6605 Eleanor Avenue, 1034 Seward Street and 6660 Santa Monica.
(4) Square footage for Harlow required the demolition of approximately 45,000 square feet of existing improvements. This property was taken off-line for development in January 2018.
(5) Percent occupied for same-store studio is the average percent occupied for the 12 months ended December 31, 2018. Trailing twelve-month occupancy is not applicable for Sunset Las Palmas Studios during the three months ended December 31, 2017 as the property was acquired in second quarter 2017.
(6) See page 46 for the reconciliation of net income to net operating income.
(7) Building 70 at Sunset Gower Studios was taken off-line during fourth quarter 2018. Net operating income related to Building 70 is included for the full year 2017 and the first three quarters of 2018.
(8) Includes material one-time tenant improvement cost reimbursement of $3,232,459 at 875 Howard.
(9) Includes material one-time tenant improvement cost reimbursement of $693,891 at Sunset Bronson Studios.

Page 15 of 46

Hudson Pacific Properties, Inc. Supplemental Information | Fourth Quarter 2018 Net Operating Income Detail Three Months Ended December 31, 2018 | Unaudited, in thousands Same-Store Same-Store Non-Same- Non-Same- Redevelopment Office Studio Store Office Store Studio /Development Lease-Up Sold/Other Total Properties(1) Properties(2) Properties(3) Properties(2) Properties(4) Properties(3) Properties Properties REVENUE Cash rent $ 84,001 $ 11,018 $ 27,075 $ 498 $ 1,136 $ 14,042 $ — $ 137,770 Straight-line rent 3,524 396 4,965 — — 1,771 — 10,656 Amortization of above-market and below-market leases, net 2,206 — 777 — (58) 4,397 — 7,322 Amortization of lease incentive costs (351) — — — — (78) — (429) Total rents 89,380 11,414 32,817 498 1,078 20,132 — 155,319 Tenant recoveries 17,835 751 5,081 109 442 1,928 (5) 26,141 Parking and other 5,049 9,672 1,787 — 168 129 168 16,973 Total revenue 112,264 21,837 39,685 607 1,688 22,189 163 198,433 OPERATING EXPENSES Property operating cash expenses 36,080 12,048 13,729 128 1,733 9,245 600 73,563 Straight-line rent — — 343 — — — — 343 Amortization of above-market and below-market 575 — 38 — — 2 — 615 ground leases, net Total operating expenses 36,655 12,048 14,110 128 1,733 9,247 600 74,521 TOTAL NET OPERATING INCOME(5) $ 75,609 $ 9,789 $ 25,575 $ 479 $ (45) $ 12,942 $ (437) $ 123,912 TOTAL NET OPERATING INCOME ATTRIBUTABLE TO NON-CONTROLLING (6) (7) (8) (9) INTERESTS $ 3,848 $ — $ 2,881 $ — $ 101 $ 1,159 $ — $ 7,989 Square feet 7,833,319 1,171,707 2,590,210 52,696 1,562,897 1,866,975 — 15,077,804 Ending % leased 94.7% 91.6% 75.9% 100.0% 19.3% 67.0% —% 80.0% Ending % occupied 93.7% 91.6% 96.3% 100.0% — % 71.0% —% 81.5% NOI margin 67.3% 44.8% 64.4% 78.9% (2.7)% 58.3% —% 62.4% RECONCILIATION TO CASH NET OPERATING INCOME Net operating income $ 75,609 $ 9,789 $ 25,575 $ 479 $ (45) $ 12,942 $ (437) $ 123,912 Straight-line rent, net (3,524) (396) (4,622) — — (1,771) — (10,313) Amortization of above-market and below-market leases, net (2,206) — (777) — 58 (4,397) — (7,322) Amortization of lease incentive costs 351 — — — — 78 — 429 Amortization of above-market and below-market 575 — 38 — — 2 — 615 ground leases, net TOTAL CASH NET OPERTAING INCOME $ 70,805 $ 9,393 $ 20,214 $ 479 $ 13 $ 6,854 $ (437) $ 107,321 TOTAL CASH NET OPERATING INCOME ATTRIBUTABLE TO NON-CONTROLLING INTERESTS $ 3,835 (6) $ — $ 1,800 (7) $ — $ 116 (8) $ 152 (9) $ — $ 5,903 Page 16 of 46

Hudson Pacific Properties, Inc. Supplemental Information | Fourth Quarter 2018 (1) See page 23 for same-store office for the three months ended December 31, 2018. (2) Same-store studio includes Sunset Bronson Studios, Sunset Gower Studios and Sunset Las Palmas Studios. Non-same-store studio includes 6605 Eleanor Avenue and 1034 Seward Street. (3) See page 24 for non-same-store office and lease-up properties. (4) See page 29 for redevelopment, development and held for sale properties. (5) See page 46 for the reconciliation of net income to net operating income. (6) We own 55% of the ownership interest in the consolidated joint venture that owns 1455 Market. (7) We own 55% of the ownership interest in the consolidated joint ventures that own Hill7 and Ferry Building. (8) We own 75% of the ownership interest in the consolidated joint venture that owns One Westside (formerly part of Westside Pavilion). (9) We own 75% of the ownership interest in the consolidated joint venture that owns 10850 Pico (formerly part of Westside Pavilion). Page 17 of 46

Hudson Pacific Properties, Inc.
Supplemental Information | Fourth Quarter 2018

Debt Summary

Unaudited, in thousands

	December 31, 2018	December 31, 2017	Interest Rate[1]	Contractual Maturity Date	Annual Debt Service[2]	Balance at Maturity
UNSECURED AND SECURED DEBT						
Unsecured debt						
Unsecured revolving credit facility[3][4]	$ 400,000	$ 100,000	LIBOR + 1.05% to 1.50%	3/13/2022 [5]	$ —	$ 400,000
Term loan A[3][6]	300,000	300,000	LIBOR + 1.20% to 1.70%	4/1/2020 [7]	7,950	300,000
Term loan C[3]	75,000	75,000	LIBOR + 1.30% to 2.20%	11/17/2020	—	75,000
Term loan B[3][8]	350,000	350,000	LIBOR + 1.20% to 1.70%	4/1/2022	10,360	350,000
Term loan D[3][9]	125,000	125,000	LIBOR + 1.20% to 1.70%	11/17/2022	3,288	125,000
Series A notes	110,000	110,000	4.34%	1/2/2023	4,774	110,000
Series E notes	50,000	50,000	3.66%	9/15/2023	1,830	50,000
Series B notes	259,000	259,000	4.69%	12/16/2025	12,147	259,000
Series D notes	150,000	150,000	3.98%	7/6/2026	5,970	150,000
Registered senior notes	400,000	400,000	3.95%	11/1/2027	15,800	400,000
Series C notes	56,000	56,000	4.79%	12/16/2027	2,682	56,000
Total unsecured debt	**2,275,000**	**1,975,000**			**64,801**	**2,275,000**
Secured debt						
Sunset Gower Studios/Sunset Bronson Studios[10]	5,001	5,001	LIBOR + 2.25%	3/4/2019 [5]	—	5,001
Met Park North[11]	64,500	64,500	LIBOR + 1.55%	8/1/2020	2,393	64,500
10950 Washington[12]	26,880	27,418	5.32%	3/11/2022	2,003	24,981
Element LA	168,000	168,000	4.59%	11/6/2025	7,716	168,000
Hill7[13]	101,000	101,000	3.38%	11/6/2028	3,414	101,000
Rincon Center	—	98,392	5.13%	N/A	—	—
Total secured debt	**365,381**	**464,311**			**15,526**	**363,482**
Total unsecured and secured debt	**2,640,381**	**2,439,311**				
Unamortized deferred financing costs and loan discounts[14]	(16,546)	(17,931)				
TOTAL UNSECURED AND SECURED DEBT, NET	**$ 2,623,835**	**$ 2,421,380**			**$ 80,327**	**$ 2,638,482**
IN-SUBSTANCE DEFEASED DEBT[15]	**$ 138,223**	**$ —**	4.47%	10/1/2022	**$ 9,391**	**$ 125,489**
JOINT VENTURE PARTNER DEBT[16]	**$ 66,136**	**$ —**	4.50%	10/9/2028	**$ 2,976**	**$ 66,136**

Page 18 of 46

Hudson Pacific Properties, Inc. Supplemental Information | Fourth Quarter 2018 Debt Summary (continued) (1) Interest rate with respect to indebtedness calculated on the basis of a 360-day year for the actual days elapsed. Interest rates are as of December 31, 2018, which may be different than the interest rates as of December 31, 2017 for corresponding indebtedness. (2) See definition on page 44. (3) We have an option to make an irrevocable election to change the interest rate depending on our credit rating or a specified base rate plus an applicable margin. As of December 31, 2018, no such election had been made. (4) We have a total capacity of $600.0 million under our unsecured revolving credit facility. (5) The maturity date may be extended once for an additional one-year term. (6) The interest rate on the outstanding balance of the term loan was effectively fixed at 2.65% to 3.06% per annum through the use of two interest rate swaps. (7) The maturity date may be extended twice, each time for an additional one-year term. (8) The interest rate on the outstanding balance of the term loan was effectively fixed at 2.96% to 3.46% per annum through the use of two interest rate swaps. (9) The interest rate on the outstanding balance of the term loan was effectively fixed at 2.63% to 3.13% per annum through the use of an interest rate swap. (10) We have the ability to draw up to $257.0 million under this loan, subject to lender required submissions. This loan is also secured by ICON and CUE. (11) The interest rate on the full loan amount has been effectively fixed at 3.71% per annum through the use of an interest rate swap. (12) Monthly debt service includes annual debt amortization payments based on a 30-year amortization schedule with a balloon payment at maturity. (13) We own 55% of the ownership interest in the consolidated joint venture that owns Hill7. The full amount of the loan is shown. This loan bears interest only at 3.38% until November 6, 2026, at which time the interest rate will increase and monthly debt service will include principal payments with a balloon payment at maturity. The balance at maturity above excludes principal amortization. (14) Excludes deferred financing costs related to establishing our unsecured revolving credit facility. (15) We own 75% of the ownership interest in the consolidated joint venture that owns One Westside and 10850 Pico. The full amount of the loan is shown. The joint venture has, in-substance, defeased the debt by purchasing U.S. Government securities, which are intended to generate cash flows to fund loan obligations through the early prepayment date of the debt. Monthly debt service includes annual debt amortization payments based on a 10-year amortization schedule with a balloon payment at maturity. (16) This amount relates to debt due to Allianz U.S. Private REIT LP (“Allianz”), our partner in the joint venture that owns Ferry Building. The maturity date may be extended twice for an additional two-year term each. Page 19 of 46

Hudson Pacific Properties, Inc.
Supplemental Information | Fourth Quarter 2018

Unsecured and Secured Debt Maturities, Composition and Covenant Compliance

Unaudited, in thousands


Debt Maturity and Amortization Schedule(1)
$1,000,000
$900,000
$800,000
$700,000
$600,000
$500,000
$400,000
$300,000
$200,000
$100,000
$-
$5,569
$440,095
$632
$900,085
$160,000
$-
$427,000
$150,000
$456,000
$101,000
2019
2020
2021
2022
2023
2024
2025
2026
2027
2028

DEBT COMPOSITION

	Amount	% of Total Debt	Weighted Average Interest Rate[2]	Weighted Average Years to Maturity
SECURED AND UNSECURED DEBT				
Unsecured debt	$2,275,000	86.2%	3.6%	4.8
Secured debt	365,381	13.8	4.2%	6.4
TOTAL	**$2,640,381**	**100.0%**		
FLOATING AND FIXED-RATE DEBT				
Floating-rate debt	$ 480,001	18.2%	3.5%	2.9
Fixed-rate debt[3]	2,160,380	81.8	3.7%	5.5
TOTAL	**$2,640,381**	**100.0%**		
Weighted average stated interest rate[2]			3.7%	
GAAP effective rate including unamortized deferred financing costs and loan discount[4]			3.8%	

DEBT COVENANT COMPLIANCE

	Covenant	Actual Performance
UNSECURED REVOLVING CREDIT FACILITY, TERM LOAN AND PRIVATE PLACEMENT[5]		
Total liabilities to total asset value	≤ 60%	34.7%
Unsecured indebtedness to unencumbered asset value	≤ 60%	45.5%
Adjusted EBITDA to fixed charges	≥ 1.5x	3.9x
Secured indebtedness to total asset value	≤ 45%	4.8%
Unencumbered NOI to unsecured interest expense	≥ 2.0x	3.7x
UNSECURED REGISTERED SENIOR NOTES[6]		
Debt to total assets	≤ 60%	35.8%
Total unencumbered assets to unsecured debt	≥ 150%	248.8%
Consolidated income available for debt service to annual debt service charge	≥ 1.5x	4.4x
Secured debt to total assets	≤ 45%	5.0%

Page 20 of 46

Hudson Pacific Properties, Inc. Supplemental Information | Fourth Quarter 2018 Unsecured and Secured Debt Maturities, Composition and Covenant Compliance (continued) (1) Principal amortization and maturities, including amounts due at maturity, exclude: (i) in-substance defeased debt related to One Westside and 10850 Pico (collectively, formerly Westside Pavilion), (ii) unamortized deferred financing costs and loan discounts, and (iii) debt due to Allianz, our partner in the joint venture that owns Ferry Building. (2) Rates as of December 31, 2018 include fixed-rate loans and variable-rate loans with effective fixed-rate as a result of derivative instruments on the full principal balance. Interest rate with respect to indebtedness is calculated on the basis of a 360-day year for the actual days elapsed. (3) Includes instruments of fixed-rate debt and effective fixed-rate debt as a result of derivative instruments on the full principal balance. (4) Rates are as of December 31, 2018 and include unamortized deferred financing costs and loan discount. (5) In November 2015 and July 2016, the operating partnership entered into private placement of debt. In March 2018, the operating partnership entered into an amended and restated credit agreement (the “Facility”), which modified terms related to its unsecured revolving credit facility and term loans. The table summarizes the existing covenants of these agreements and their covenant levels, when considering the most restrictive terms. The covenant and actual performance metrics above represent terms and definitions reflected in the Facility based on the financial results as of December 31, 2018. As of December 31, 2018, the operating partnership was in compliance with both the prior amended and restated credit agreements and the Facility. (6) In October 2017, the operating partnership completed an underwritten public offering of senior notes (the “Senior Notes”). The covenant and actual performance metrics above represent terms and definitions reflected in the Senior Notes based on the financial results as of December 31, 2018. As of December 31, 2018, the operating partnership was in compliance with the Senior Notes agreement. Page 21 of 46

Hudson Pacific Properties, Inc. Supplemental Information | Fourth Quarter 2018 Operational and Portfolio Information

Hudson Pacific Properties, Inc.
Supplemental Information | Fourth Quarter 2018

In-Service Office Properties[1]

	Submarket	Square Feet[2]	Percent Occupied[3]	Percent Leased[3]	Annualized Base Rent[4]	Annualized Base Rent Per Square Foot[4]
SAME-STORE[5]						
Greater Seattle, Washington						
Northview Center	Lynnwood	182,009	93.1%	93.4%	$ 3,454,120	$ 20.38
Met Park North	South Lake Union	190,748	95.8	95.8	5,441,200	29.78
411 First	Pioneer Square	163,768	97.0	97.0	4,917,629	30.95
505 First	Pioneer Square	288,140	97.4	97.4	6,688,393	23.83
83 King	Pioneer Square	185,319	100.0	100.0	6,008,716	32.42
Subtotal		**1,009,984**	**96.7**	**96.8**	**26,510,058**	**27.13**
San Francisco Bay Area, California						
1455 Market[6]	San Francisco	1,025,833	93.4	93.4	45,055,903	47.03
275 Brannan	San Francisco	54,673	100.0	100.0	3,359,193	61.44
625 Second	San Francisco	138,080	92.3	92.3	7,996,216	62.76
875 Howard	San Francisco	286,270	99.9	99.9	12,535,824	43.83
901 Market	San Francisco	206,697	99.4	99.4	11,555,919	56.22
Rincon Center	San Francisco	580,850	91.2	91.2	30,040,177	56.72
Towers at Shore Center	Redwood Shores	334,483	68.9	87.3	15,537,650	67.43
Skyway Landing	Redwood Shores	247,173	78.6	78.6	9,517,448	49.01
555 Twin Dolphin[7]	Redwood Shores	198,936	88.1	88.1	9,583,864	54.66
3176 Porter	Palo Alto	42,899	100.0	100.0	3,102,067	72.31
3400 Hillview	Palo Alto	207,857	100.0	100.0	14,146,831	68.06
Clocktower Square	Palo Alto	100,344	79.0	79.0	6,713,585	84.70
Foothill Research Center	Palo Alto	195,376	62.9	62.9	8,370,549	68.08
Page Mill Center	Palo Alto	176,245	99.9	99.9	12,453,528	70.70
Page Mill Hill	Palo Alto	182,676	98.4	98.4	12,627,854	70.24
1740 Technology	North San Jose	206,876	99.6	99.6	8,042,913	39.03
Concourse	North San Jose	944,386	97.3	98.4	32,179,322	35.00
Skyport Plaza	North San Jose	418,086	96.2	96.2	14,522,015	36.10
Subtotal		**5,547,740**	**91.9**	**93.2**	**257,340,858**	**50.48**
Los Angeles, California						
6922 Hollywood	Hollywood	205,523	96.1	96.5	9,898,389	50.12
6040 Sunset	Hollywood	114,958	100.0	100.0	5,403,210	47.00
ICON[7]	Hollywood	325,757	100.0	100.0	18,354,003	56.34
3401 Exposition	West Los Angeles	63,376	100.0	100.0	2,867,476	45.25
10900 Washington	West Los Angeles	9,919	100.0	100.0	435,642	43.92
10950 Washington	West Los Angeles	159,025	100.0	100.0	6,925,613	43.55
Element LA	West Los Angeles	284,037	100.0	100.0	16,348,093	57.56
Del Amo	Torrance	113,000	100.0	100.0	3,327,208	29.44
Subtotal		**1,275,595**	**99.4**	**99.4**	**63,559,634**	**50.14**
Total same-store		**7,833,319**	**93.7**	**94.7**	**347,410,550**	**47.32**

Page 23 of 46

Hudson Pacific Properties, Inc.
Supplemental Information | Fourth Quarter 2018

In-Service Office Properties[1] (continued)

	Submarket	Square Feet[2]	Percent Occupied[3]	Percent Leased[3]	Annualized Base Rent[4]	Annualized Base Rent Per Square Foot[4]
NON-SAME-STORE						
Greater Seattle, Washington						
Hill7[8]	South Lake Union	285,310	100.0	100.0	10,617,734	37.21
450 Alaskan	Pioneer Square	170,974	95.4	95.4	6,419,780	39.36
Subtotal		**456,284**	**98.3**	**98.3**	**17,037,514**	**38.00**
San Francisco Bay Area, California						
Ferry Building[9]	San Francisco	268,018	98.0	98.0	22,175,856	84.43
Palo Alto Square	Palo Alto	333,254	94.8	94.8	24,008,843	75.99
Gateway	North San Jose	609,093	94.7	97.5	21,988,595	38.12
Techmart	Santa Clara	284,440	98.6	98.6	12,944,194	46.14
Subtotal		**1,494,805**	**96.1**	**97.2**	**81,117,488**	**56.49**
Los Angeles, California						
604 Arizona	West Los Angeles	44,260	100.0	100.0	2,921,160	66.00
11601 Wilshire	West Los Angeles	500,475	94.2	98.3	20,739,052	43.98
CUE	Hollywood	94,386	100.0	100.0	5,369,483	56.89
Subtotal		**639,121**	**95.5**	**98.6**	**29,029,695**	**47.58**
Total non-same-store		**2,590,210**	**96.3**	**97.7**	**127,184,697**	**50.99**
Total stabilized		**10,423,529**	**94.4**	**95.4**	**474,595,247**	**48.25**
LEASE-UP						
Greater Seattle, Washington						
95 Jackson	Pioneer Square	31,659	79.2	79.2	984,626	39.25
Subtotal		**31,659**	**79.2**	**79.2**	**984,626**	**39.25**
San Francisco Bay Area, California						
Metro Center	Foster City	736,986	74.9	75.9	29,602,704	53.66
333 Twin Dolphin	Redwood Shores	182,789	42.1	46.9	4,620,313	60.00
Shorebreeze	Redwood Shores	230,932	77.2	77.2	10,372,874	58.19
Metro Plaza	North San Jose	456,921	90.3	93.5	15,871,481	38.46
Subtotal		**1,607,628**	**75.9**	**77.8**	**60,467,372**	**49.58**
Los Angeles, California						
10850 Pico (formerly part of Westside Pavilion)[10]	West Los Angeles	95,987	84.9	84.9	3,053,677	37.48
Fourth & Traction	Downtown Los Angeles	131,701	—	100.0	—	—
Subtotal		**227,688**	**35.8**	**93.6**	**3,053,677**	**37.48**
Total lease-up		**1,866,975**	**71.0**	**79.7**	**64,505,675**	**48.64**
TOTAL IN-SERVICE		**12,290,504**	**90.8%**	**93.0%**	**$ 539,100,922**	**$ 48.29**

Page 24 of 46

Hudson Pacific Properties, Inc. Supplemental Information | Fourth Quarter 2018 In-Service Office Properties(1) (continued) (1) In-service office excludes the land, redevelopment, development and held for sale properties described on pages 28 and 29. As of December 31, 2018, we had six land properties, three office redevelopment properties and two development properties under construction. We define lease-up properties as office properties that have not yet reached 92.0% occupancy since the date acquired or placed under redevelopment or development. (2) Square footage for office properties determined by management based upon estimated leasable square feet, which may be less or more than the Building Owners and Managers Association, or BOMA, rentable area. Square footage may change over time due to re-measurement or re-leasing. (3) Percent occupied for office properties is calculated as (i) square footage under commenced leases as of December 31, 2018, divided by (ii) total square feet, expressed as a percentage. Percent leased for office properties includes uncommenced leases. (4) Rent data for our office properties is presented on an annualized basis. Annualized base rent for office properties is calculated by multiplying (i) base rental payments (defined as cash base rents (before abatements)) under commenced leases as of December 31, 2018, by (ii) 12. Annualized base rent per square foot for the office properties is calculated as (i) annualized base rent divided by (ii) square footage under commenced leases as of December 31, 2018. Annualized base rent does not reflect tenant reimbursements. (5) Defined as all properties owned and included in our stabilized office portfolio as of October 1, 2017 and still owned and included in the stabilized office portfolio as of December 31, 2018. (6) We own 55% of the ownership interests in the consolidated joint venture that owns 1455 Market. (7) 555 Twin Dolphin and ICON are not part of same-store office for the twelve months ended December 31, 2018. Same-store office for the twelve months ended December 31, 2018 are defined as all properties owned and included in our stabilized office portfolio as of January 1, 2017 and still owned and included in the stabilized office portfolio as of December 31, 2018. (8) We own 55% of the ownership interest in the consolidated joint venture that owns Hill7. (9) We own 55% of the ownership interest in the consolidated joint venture that owns Ferry Building. (10) We own 75% of the ownership interest in the consolidated joint venture that owns 10850 Pico (formerly part of Westside Pavilion). Page 25 of 46

Hudson Pacific Properties, Inc.
Supplemental Information | Fourth Quarter 2018

In-Service Office Properties by Location[1]

	Properties	Square Feet[2]	Occupied Square Feet	Percent Occupied[3]	Leased Square Feet	Percent Leased[3]	Annualized Base Rent[4]	Annualized Base Rent Per Square Foot[4]
STABILIZED								
Greater Seattle, Washington								
Lynnwood	1	182,009	169,451	93.1%	169,950	93.4%	$ 3,454,120	$ 20.38
South Lake Union	2	476,058	468,002	98.3	468,002	98.3	16,058,934	34.31
Pioneer Square	4	808,201	787,995	97.5	787,995	97.5	24,034,518	30.50
Subtotal	**7**	**1,466,268**	**1,425,448**	**97.2**	**1,425,947**	**97.3**	**43,547,572**	**30.55**
San Francisco Bay Area, California								
San Francisco	7	2,560,421	2,423,853	94.7	2,423,853	94.7	132,719,088	54.76
Redwood Shores	3	780,592	599,925	76.9	661,430	84.7	34,638,962	57.74
Palo Alto	7	1,238,651	1,124,862	90.8	1,124,862	90.8	81,423,257	72.39
North San Jose	4	2,178,441	2,104,550	96.6	2,131,641	97.9	76,732,845	36.46
Santa Clara	1	284,440	280,523	98.6	280,523	98.6	12,944,194	46.14
Subtotal	**22**	**7,042,545**	**6,533,713**	**92.8**	**6,622,309**	**94.0**	**338,458,346**	**51.80**
Los Angeles, California								
Hollywood	4	740,624	732,613	98.9	733,510	99.0	39,025,085	53.27
West Los Angeles	6	1,061,092	1,032,131	97.3	1,052,436	99.2	50,237,036	48.67
Torrance	1	113,000	113,000	100.0	113,000	100.0	3,327,208	29.44
Subtotal	**11**	**1,914,716**	**1,877,744**	**98.1**	**1,898,946**	**99.2**	**92,589,329**	**49.31**
Total Stabilized	**40**	**10,423,529**	**9,836,905**	**94.4%**	**9,947,202**	**95.4%**	**$ 474,595,247**	**$ 48.25**

For footnotes (1), (2), (3) and (4) above refer to the descriptions on page 25.

Page 26 of 46

Hudson Pacific Properties, Inc. Supplemental Information | Fourth Quarter 2018 In-Service Office Properties by Location(1) (continued) Annualized Base Square  Occupied Percent Leased Percent Annualized Rent Per Square Properties Feet(2) Square Feet Occupied(3) Square Feet Leased(3) Base Rent(4) Foot(4) LEASE-UP Greater Seattle, Washington Pioneer Square 1 31,659 25,086 79.2 25,086 79.2 984,626 39.25 Subtotal 1 31,659 25,086 79.2 25,086 79.2 984,626 39.25 San Francisco Bay Area, California Foster City 1 736,986 551,681 74.9 559,289 75.9 29,602,704 53.66 Redwood Shores 2 413,721 255,257 61.7 263,944 63.8 14,993,187 58.74 North San Jose 1 456,921 412,710 90.3 427,156 93.5 15,871,481 38.46 Subtotal 4 1,607,628 1,219,648 75.9 1,250,389 77.8 60,467,372 49.58 Los Angeles, California West Los Angeles 1 95,987 81,479 84.9 81,479 84.9 3,053,677 37.48 Downtown Los Angeles 1 131,701 — — 131,701 100.0 — — Subtotal 2 227,688 81,479 35.8 213,180 93.6 3,053,677 37.48 Total Lease-up 7 1,866,975 1,326,213 71.0 1,488,655 79.7 64,505,675 48.64 TOTAL IN-SERVICE 47 12,290,504 11,163,118 90.8% 11,435,857 93.0% $ 539,100,922 $ 48.29 For footnotes (1), (2), (3) and (4) above refer to the descriptions on page 25. Page 27 of 46

Hudson Pacific Properties, Inc.
Supplemental Information | Fourth Quarter 2018

Studio Properties

	Square Feet	Percent of Total	Percent Leased	Annual Base Rent	Annual Base Rent Per Leased Square Foot
Sunset Gower Studios	531,756 (1)	43.4%	90.8%	$ 17,351,126	$ 35.92
Sunset Bronson Studios	308,026	25.2	97.1	11,928,798	39.90
Total same-store studio(2)	**839,782**	**68.6**	**93.1%** (3)	**$ 29,279,924** (4)	**$ 37.44** (5)
Sunset Las Palmas Studios	384,621	31.4	89.2%	$ 13,329,653 (6)	$ 41.80
Total non-same-store studio	**384,621** (7)	**31.4**	**89.2%** (8)	**$ 13,329,653**	**$ 41.80** (9)
TOTAL STUDIO	**1,224,403**	**100.0%**			

(1) Square footage for Sunset Gower Studios excludes 33,220 square feet related to Building 70 taken off-line during fourth quarter 2018.
(2) Same-store studio defined as all studios owned and included in our portfolio as of January 1, 2017 and still owned and included in our portfolio as of December 31, 2018.
(3) Percent leased for same-store studio is the average percent leased for the 12 months ended December 31, 2018.
(4) Annual base rent for same-store studio reflects actual base rent for the 12 months ended December 31, 2018, excluding tenant reimbursements.
(5) Annual base rent per leased square foot for same-store studio calculated as (i) annual base rent divided by (ii) square footage under lease as of December 31, 2018.
(6) Included as part of Sunset Las Palmas Studios is prorated base rent for properties located at 6605 Eleanor Avenue and 1034 Seward Street, which were acquired on June 6, 2018 and 6660 Santa Monica, which was acquired on October 23, 2018.
(7) Non-same-store studio includes the June 6, 2018 acquisition of 41,496 square feet located at 6605 Eleanor Avenue and 1034 Seward Street in Hollywood and the October 23, 2018 acquisition of 11,200 square feet located at 6660 Santa Monica Boulevard in Hollywood, all part of Sunset Las Palmas Studios.
(8) Percent leased for non-same-store studio includes the average percent leased for (i) the 12 months ended December 31, 2018 for 331,925 square feet, (ii) the 7 months ended December 31, 2018 for 41,496 square feet, and (iii) the 3 months ended December 31, 2018 for 11,200 square feet.
(9) Annual base rent per leased square foot for non-same-store studio calculated as (i) annual base rent divided by (ii) square footage under lease as of December 31, 2018.

Land Properties

	Submarket	Square Feet(1)	Percent of Total
Cloud10	North San Jose	350,000	13.3%
Campus Center—Development	Milpitas	946,350	35.9
Subtotal		**1,296,350**	**49.2**
Sunset Bronson Studios Lot D—Development(2)	Hollywood	19,816	0.8
Sunset Gower Studios—Development	Hollywood	423,396	16.0
Sunset Las Palmas Studios—Development	Hollywood	400,000	15.2
Element LA—Development	West Los Angeles	500,000	18.8
Subtotal		**1,343,212**	**50.8**
TOTAL LAND		**2,639,562**	**100.0%**

(1) Square footage for land assets represents management's estimate of developable square feet, the majority of which remains subject to entitlement approvals that have not yet been obtained.
(2) Square footage for Sunset Bronson Studios Lot D—Development represents management's estimate of developable square footage for 33 residential units.

Page 28 of 46

Hudson Pacific Properties, Inc.
Supplemental Information | Fourth Quarter 2018

Redevelopment, Development and Held For Sale Properties[1]

	Submarket	Estimated Square Feet[2]	Occupied Square Feet	Percent Occupied[3]	Leased Square Feet	Percent Leased[3]	Annualized Base Rent[4]	Annualized Base Rent Per Square Foot[4]
REDEVELOPMENT								
Campus Center	Milpitas	471,580	—	—%	—	—%	$ —	$ —
One Westside (formerly part of Westside Pavilion)[5]	West Los Angeles	584,000	—	—	— [6]	— [6]	— [6]	—
Maxwell	Downtown Los Angeles	99,090	—	—	— [7]	— [7]	— [7]	—
Total redevelopment		**1,154,670**	**—**	**—**	**—**	**—**	**—**	**—**
DEVELOPMENT								
EPIC	Hollywood	302,102	—	—	302,102	100.0	—	—
Harlow	Hollywood	106,125	—	—	—	—	—	—
Total development		**408,227**	**—**	**—**	**302,102**	**74.0**	**—**	**—**
TOTAL		**1,562,897**	**—**	**—%**	**302,102**	**19.3%**	**$ —**	**$ —**

(1) Excludes in-service office and land properties (see pages 23, 24 and 28).
(2) Square footages determined by management based upon estimated leasable square footage, which may be less or more than the Building Owners and Managers Association, or BOMA, rentable area. Square footage may change over time due to re-measurement or re-leasing.
(3) Percent occupied for office properties is calculated as (i) square footage under commenced leases as of December 31, 2018, divided by (ii) total square feet, expressed as a percentage. Percent leased for office properties includes uncommenced leases.
(4) Rent data for our office properties is presented on an annualized basis. Annualized base rent for office properties is calculated by multiplying (i) base rental payments (defined as cash base rents (before abatements)) under commenced leases as of December 31, 2018, by (ii) 12. Annualized base rent per square foot for office properties is calculated as (i) annualized base rent divided by (ii) square footage under commenced lease as of December 31, 2018. Annualized base rent does not reflect tenant reimbursements.
(5) Does not include existing tenants expected to expire by January 31, 2019.
(6) Subsequent to December 31, 2018, Google, Inc. signed a 584,000-square-foot lease for approximately 14 years. The entire premises is anticipated to be delivered for construction of tenant improvements to Google, Inc. during first quarter 2022. Monthly base rent payments are anticipated to commence during third quarter 2022 with base rent abatements from the second through ninth month following rent commencement.
(7) Subsequent to December 31, 2018, WeWork Companies Inc. signed a 55,864-square-foot lease at Maxwell commencing during first quarter 2019 with rent abatements through third quarter 2019.

Page 29 of 46

Hudson Pacific Properties, Inc.
Supplemental Information | Fourth Quarter 2018

Under Construction and Future Value Creation Projects

Unaudited, in thousands, except square feet

	Submarket	Estimated Construction Period: Start Date[2]	Estimated Completion Date[3]	Estimated Stabilization Date[4]	Estimated Square Feet[5]	Total % Leased	Project Costs[1]: Project Costs as of 12/31/18	Total Estimated Project Costs	Estimated Initial Stabilized Yield on Project Costs[6]
UNDER CONSTRUCTION									
Maxwell	Downtown Los Angeles	Q2-2017	Q1-2019	Q1-2020	99,090	—% (7)	71,784 (8)	89,650 (8)	6.4%
EPIC	Hollywood	Q3-2017	Q4-2019	Q3-2021	302,102	100% (9)	83,757 (10)	207,443 (10)	9.8%
Harlow	Hollywood	Q1-2018	Q1-2020	Q4-2020	106,125	—%	20,346 (11)	81,605 (11)	6.7%
Total under construction					**507,317**		**175,887**	**378,698**	
FUTURE DEVELOPMENT PIPELINE									
One Westside (formerly part of Westside Pavilion)	West Los Angeles	Q4-2019	Q1-2022	Q2-2023	584,000	—% (12)	143,981 (13)	$500,000 - $550,000 (13)	7.75% - 8.25% (13)
Element LA—Development	West Los Angeles	TBD	TBD	TBD	500,000	N/A	N/A	TBD	TBD
Sunset Bronson Studios Lot D—Development	Hollywood	TBD	TBD	TBD	19,816	N/A	N/A	TBD	TBD
Sunset Gower Studios—Development	Hollywood	TBD	TBD	TBD	423,396	N/A	N/A	TBD	TBD
Sunset Las Palmas Studios—Development	Hollywood	TBD	TBD	TBD	400,000	N/A	21,000 (14)	TBD	TBD
Campus Center—Development	Milpitas	TBD	TBD	TBD	946,350	N/A	7,450 (15)	TBD	TBD
Cloud10	North San Jose	TBD	TBD	TBD	350,000	N/A	11,501 (16)	TBD	TBD
Total future development					**3,223,562**				
TOTAL					**3,730,879**				

(1) Project costs exclude interest costs capitalized in accordance with Accounting Standards Codification ("ASC") 835-20-50-1, personnel costs capitalized in accordance with ASC 970-360-25 and operating expenses capitalized in accordance with ASC 970-340.
(2) Based on issuance of building permit or equivalent.
(3) Based on receipt of a temporary certificate of occupancy or equivalent.
(4) Based on management's estimate of stabilized occupancy (92.0%). Occupancy for stabilization purposes defined as the commencement of base rental payments (defined as cash base rents (after abatements)).
(5) Square footage for office properties determined by management based upon estimated leasable square footage, which may be less or more than the Building Owners and Managers Association (BOMA) rentable area. Square footage may change over time due to re-measurement or re-leasing. Square footage for land properties represents management's estimate of developable square footage, the majority of which remains subject to entitlement approvals not yet obtained.

Page 30 of 46

Hudson Pacific Properties, Inc. Supplemental Information | Fourth Quarter 2018 Under Construction and Future Value Creation Projects (continued) (6) Estimated initial stabilized yield on project costs calculated as the quotient of the estimated NOI and our investment in the property once the project has reached stabilization and initial rental concessions, if any, have elapsed. Our estimated initial stabilized yield excludes the impact of leverage. Our cash rents related to our value creation projects are expected to increase over time and our average cash yields are expected, in general, to be greater than our estimated initial stabilized yields on a cash basis. Our estimates for initial cash yields and total costs at completion represent our current estimates, which may be updated upon completion of the project or sooner if there are significant changes to the expected project yields or costs. We caution against placing undue reliance on the estimated initial stabilized yields because they are based solely on our estimates, using data available to us throughout the development process. The amount of total investment required to reach stabilized occupancy may differ substantially from our estimates due to various factors. We can provide no assurance that the actual initial stabilized yields will be consistent with the estimated initial stabilized yields set forth herein. (7) Subsequent to December 31, 2018, WeWork Companies Inc. signed a 55,864-square-foot lease at Maxwell commencing during first quarter 2019 with rent abatements through third quarter 2019. (8) Project costs as of December 31, 2018 and total estimated project costs for Maxwell include approximately $40.0 million of initial acquisition costs for the existing 99,090-square-foot building. (9) For description of rent phasing and abatements for Netflix, Inc., please see page 38. (10) Project costs as of December 31, 2018 and total estimated project costs for EPIC exclude land. (11) Project costs as of December 31, 2018 and total estimated project costs for Harlow include $4.2 million for management’s estimate of allocated land and acquisition costs. (12) Subsequent to December 31, 2018, Google, Inc. signed a 584,000-square-foot lease for approximately 14 years anticipated to commence upon completion of construction and build-out of tenant improvements in 2022. Please see page 29 for description of rent phasing and abatements. (13) On March 1, 2018, we entered into a joint venture with Macerich WSP, LLC (“Macerich”) to redevelop Westside Pavilion, a shopping mall in West Los Angeles, into 584,000 square feet of creative office space (now referred to as One Westside), while preserving 95,987 square feet of existing retail and entertainment space (now referred to as 10850 Pico). Total estimated projects costs for One Westside are in the range of $500.0 - $550.0 million, with each partner contributing its prorata share. Total estimated project costs, as well as project costs as of December 31, 2018 for One Westside include the $140.0 million purchase price paid by the joint venture in August 2018 for related existing buildings and land, and exclude an additional $50.0 million paid by the joint venture, which is allocated to the fully operational 10850 Pico. One Westside total estimated project costs and project costs as of December 31, 2018 are not prorated for the joint venture ownership and do not include: (i) operating results from March 1, 2018 through February 1, 2019, (ii) defeasance costs, and (iii) debt service associated with the defeased debt. Estimated yields at stabilization for One Westside will range between 7.75% - 8.25%. (13) Project costs as of December 31, 2018 for Sunset Las Palmas Studios—Development include $20.8 million for management’s estimate of allocated land and acquisition costs. (14) Project costs as of December 31, 2018 for Campus Center—Development include approximately $7.0 million for management’s estimate of allocated land and acquisition costs. (15) Project costs as of December 31, 2018 for Cloud10 include approximately $10.5 million for management’s estimate of allocated land and acquisition costs. Page 31 of 46

Hudson Pacific Properties, Inc.
Supplemental Information | Fourth Quarter 2018

Value Creation Project Images—Recently Completed, Under Construction and Planned



ICON | Development
Los Angeles (Hollywood)
325,757 SF | Completed 4Q16
Single Tenant (Netflix,Inc.)



CUE | Development
Los Angeles (Hollywood)
94,386 SF | Completed 3Q17
Single Tenant (Netflix, Inc.)



450 Alaskan | Development
Seattle (Pioneer Square)
170,974 SF | Completed 3Q17
Multi-Tenant



Fourth & Traction | Redevelopment
Los Angeles (Arts District)
131,701 SF | Completed 2Q17
Single Tenant (Honey Science Corporation)



95 Jackson | Redevelopment
Seattle (Pioneer Square)
31,659 SF | Completed 2Q18
Multi-Tenant



Maxwell | Redevelopment
Los Angeles (Arts District)
99,090 SF | Completion 1Q19
Single or Multi-Tenant



EPIC | Development
Los Angeles (Hollywood)
302,102 SF | Completion 4Q19
Single Tenant (Netflix, Inc.)


Harlow

Harlow | Development
Los Angeles (Hollywood)
106,125 SF | Completion 1Q20
Single or Multi-Tenant



One Westside | Redevelopment
Los Angeles (West Los Angeles)
584,000 SF | Completion 1Q22
Single Tenant (Google, Inc.)



Cloud10 | Development
Silicon Valley (North San Jose)
350,000 SF[(1)] | Completion TBD
Single Tenant (Build-to-Suit)



Sunset Gower Studios | Development
Los Angeles (Hollywood)
423,396[(1)] SF | Completion TBD
Multi-Tenant

Recently Completed

Under construction

Planned

(1) Square footage for office properties determined by management based upon estimated leasable square footage, which may be less or more than the Building Owners and Managers Association (BOMA) rentable area. Square footage may change over time due to re-measurement or re-leasing. Square footage for land properties represents management's estimate of developable square footage, the majority of which remains subject to entitlement approvals not yet obtained.

Page 32 of 46

Hudson Pacific Properties, Inc.
Supplemental Information | Fourth Quarter 2018

Office Tenant Industry Diversification[1]

INDUSTRY DIVERSIFICATION

Industry	Square Feet[2][3]	Annualized Base Rent as Percent of Total
Technology	4,547,279	39.4%
Media and Entertainment	1,479,550	14.4
Legal	706,861	8.9
Business Services	968,747	8.8
Financial Services	826,678	7.7
Retail	688,288	4.9
Other	477,849	4.7
Government	311,369	2.3
Real Estate	245,609	2.1
Educational	196,938	2.0
Insurance	239,775	1.9
Healthcare	152,752	1.6
Advertising	173,901	1.3
TOTAL	11,015,596	100.0%

TECHNOLOGY DIVERSIFICATION

Sector	Square Feet[2]	Annualized Base Rent as Percent of Total
Online services	987,648	27.8%
Software	1,166,634	26.7
Computer hardware and technology equipment	1,129,580	18.1
Business support services	742,045	15.2
Other	369,283	8.5
Biotechnology, healthcare and medical research	97,887	2.6
Telecommunications and networking	54,202	1.1
TOTAL	4,547,279	100.0%

MEDIA AND ENTERTAINMENT DIVERSIFICATION

Sector	Square Feet[2]	Annualized Base Rent as Percent of Total
Entertainment production and service	938,019	61.7%
Gaming	351,717	27.2
Advertising and marketing	132,152	8.3
Other	57,662	2.8
TOTAL	1,479,550	100.0%

(1) Office tenant industry diversification determined by management using Thompson Reuters Business Classification ("TRBC").
(2) Excludes signed leases not commenced.
(3) Excludes 147,522 square feet occupied by Hudson Pacific Properties, Inc.

Page 33 of 46

Hudson Pacific Properties, Inc.
Supplemental Information | Fourth Quarter 2018

Fifteen Largest Office Tenants

Tenant	Property	Number of Leases	Number of Properties	Lease Expiration	Total Leased Square Feet	Percent of Rentable Square Feet	Annualized Base Rent[1]	Percent of Annualized Base Rent
Google, Inc.[2]	Various	4	3	Various	479,793	3.5%	$ 33,789,240	6.3%
Netflix, Inc.[3]	Various	2	2	Mid-2031	420,143	3.0	23,723,486	4.4
Square, Inc.[4]	1455 Market	1	1	9/27/2023	417,053	3.0	18,352,204	3.4
Riot Games, Inc.[5]	Element LA	1	1	3/31/2030	284,037	2.1	16,348,093	3.0
Uber Technologies, Inc.	1455 Market	1	1	2/28/2025	325,020	2.3	16,036,451	3.0
Nutanix, Inc.[6]	Various	3	3	5/31/2024	364,342	2.6	14,256,307	2.6
Qualcomm	Skyport Plaza	2	1	7/31/2022	376,817	2.7	13,669,413	2.5
Salesforce.com[7]	Rincon Center	2	1	Various	265,394	1.9	13,552,395	2.5
Stanford[8]	Various	4	3	Various	151,249	1.1	10,933,981	2.0
Dell EMC Corporation[9]	Various	3	2	Various	294,756	2.1	8,325,032	1.5
NFL Enterprises[10]	Various	2	2	12/31/2023	167,606	1.2	7,361,256	1.4
GSA[11]	Various	5	5	Various	165,661	1.2	7,181,084	1.3
Regus[12]	Various	5	6	Various	148,506	1.1	6,334,295	1.2
Baker McKenzie[13]	Clocktower Square	2	2	Various	70,030	0.5	5,886,126	1.1
GitHub, Inc.[14]	Various	2	2	4/30/2020	90,003	0.6	5,608,088	1.0
TOTAL		**39**	**35**		**4,020,410**	**28.9%**	**$201,357,451**	**37.2%**

(1) Annualized base rent is calculated by multiplying (i) base rental payments (defined as cash base rents (before abatements)) under commenced leases as of December 31, 2018, by (ii) 12. Annualized base rent does not reflect tenant reimbursements
(2) Google, Inc. expirations by square footage and property: (i) 207,857 square feet at 3400 Hillview expiring on November 30, 2021, (ii) 7,604 square feet at Rincon Center expiring October 31, 2023, (iii) 97,872 square feet at Foothill Research Center expiring on February 28, 2025, and (iv) 166,460 square feet at Rincon Center expiring on February 29, 2028. Google, Inc. may elect to exercise its early termination right at Rincon Center for 166,460 square feet effective April 15, 2025 by delivering written notice on or before January 15, 2024. Subsequent to December 31, 2018, Google, Inc. signed a 584,000-square-foot lease at One Westside (formerly part of Westside Pavilion) for approximately 14 years. The entire premises is anticipated to be delivered to Google, Inc. for construction of tenant improvements during first quarter 2022. Monthly base rent payments are anticipated to commence during third quarter 2022 with base rent abatements from the second through ninth month following rent commencement.
(3) Netflix, Inc. expirations by square footage and property: 325,757 square feet at ICON and 94,386 square feet at CUE. Netflix, Inc. is anticipated to take possession of an additional 302,102 square feet at EPIC during fourth quarter 2019. Please see page 38 for description of rent phasing and abatements. Expiration date to be determined based on the commencement of the Netflix, Inc. lease at EPIC.
(4) Square, Inc. is expected to take possession of an additional 52,003 square feet during first quarter 2019.
(5) Riot Games, Inc. may elect to exercise its early termination right for the entire premises effective March 31, 2025 by delivering written notice on or before March 31, 2024.
(6) Nutanix, Inc. expirations by square footage and property: (i) 189,084 square feet at 1740 Technology, (ii) 66,648 square feet at Concourse, and (iii) 108,610 square feet at Metro Plaza. At 1740 Technology, Nutanix, Inc. is expected to take possession of an additional: (i) 7,163 square feet during first quarter 2020, (ii) 3,198 square feet during fourth quarter 2020, and (iii) 6,413 square feet during second quarter 2022. At Concourse, Nutanix, Inc. is expected to take possession of an additional: (i) 29,357 square feet during second quarter 2019, (ii) 28,930 square feet during fourth quarter 2019, and (iii) 6,416 square feet during first quarter 2020.

Page 34 of 46

Hudson Pacific Properties, Inc. Supplemental Information | Fourth Quarter 2018 Fifteen Largest Office Tenants (continued) (7) Salesforce.com expirations by square footage: (i) 83,016 square feet expiring on July 31, 2025, (ii) 83,372 square feet expiring on April 30, 2027, (iii) 93,028 square feet expiring October 31, 2028, and (iv) 5,978 square feet of month-to-month storage space. Salesforce.com may elect to exercise its early termination right with respect to 74,966 square feet by delivering written notice between August 1, 2021 and September 30, 2021. Salesforce.com subleased 259,416 square feet at Rincon Center to Twilio Inc. during third quarter 2018. Effective January 30, 2019, we entered into an agreement to reimburse Salesforce.com approximately $6.3 million for costs incurred in connection with the sublease. We are entitled to recoup this cost from amounts paid pursuant to the sublease commencing February 1, 2019, with the expectation to be fully reimbursed by March 31, 2020. Thereafter, Salesforce.com will pay us 50% of any amounts received pursuant to the sublease. (8) Stanford expirations by square footage and property: (i) Stanford Healthcare 63,201 square feet at Page Mill Center expiring June 30, 2019, (ii) Board of Trustees Stanford 18,753 square feet at Page Mill Hill expiring August 31, 2019, (iii) Stanford University 26,080 square feet at Palo Alto Square expiring on December 31, 2019, and (iv) Board of Trustees Stanford 43,215 square feet at Page Mill Center expiring December 31, 2022. (9) Dell EMC Corporation expirations by square footage and property: (i) 185,292 square feet at 505 First expiring on October 18, 2021, (ii) 42,954 square feet at 505 First expiring on December 31, 2023, and (iii) 66,510 square feet at 875 Howard expiring on June 30, 2026. Dell EMC Corporation is expected to take possession of an additional 17,039 square feet at 875 Howard during third quarter of 2020. (10) NFL Enterprises by square footage and property: (i) 157,687 square feet at 10950 Washington and (ii) 9,919 square feet at 10900 Washington. NFL Enterprises may elect to exercise its early termination right with respect to 167,606 square feet effective December 31, 2022 by delivering written notice on or before September 30, 2021. (11) GSA expirations by square footage and property: (i) 49,338 square feet at 1455 Market expiring on February 19, 2019, (ii) 28,993 square feet at Northview Center expiring on April 4, 2020, (iii) 28,316 square feet at Rincon Center expiring May 31, 2020, (iv) 40,626 square feet at 901 Market expiring on July 31, 2021, and (v) 18,388 square feet at Concourse expiring on May 7, 2024. This tenant may elect to exercise its early termination right at 901 Market with respect to 40,626 square feet any time after November 1, 2017 with 120 days prior written notice. (12) Regus expirations by property and square footage: (i) 27,369 square feet at Techmart expiring April 30, 2020, (ii) 44,957 square feet at Gateway expiring March 31, 2022, (iii) 20,059 square feet at 11601 Wilshire expiring February 29, 2024, (iv) 9,739 square feet at Palo Alto Square expiring April 30, 2026, (v) 25,086 square feet at 95 Jackson expiring October 31, 2030, and (vi) 21,296 square feet at 450 Alaskan expiring October 31, 2030. Regus may elect to exercise its early termination right at 11601 Wilshire for 20,059 square feet effective February 28, 2021 by delivering written notice on or before February 28, 2020. (13) Baker McKenzie expirations by square footage: (i) 34,414 square feet expiring on June 25, 2019 and (ii) 35,616 square feet expiring on April 30, 2029. (14) GitHub, Inc. expirations by square footage and property: (i) 54,673 square feet at 275 Brannan and (ii) 35,330 square feet at 625 Second. Page 35 of 46

Hudson Pacific Properties, Inc.
Supplemental Information | Fourth Quarter 2018

Office Property Leasing Activity

	Three Months Ended December 31, 2018	Twelve Months Ended December 31, 2018
Total gross leasing activity	807,418	3,366,870
Rentable square feet	75	254
Gross new leasing activity		
Rentable square feet	412,102	1,806,170
New cash rate	$ 50.46	$ 52.81
Gross renewal leasing activity		
Rentable square feet	395,316	1,560,700
Renewal cash rate	$ 58.30	$ 57.32
Total leases expired and terminated		
Contractual (scheduled) expiration	185,726	1,434,412
Early termination	83,354	219,624
Total	**269,080**	**1,654,036**
Net absorption		
Leased rentable square feet	143,022	152,134
Cash rent growth[1]		
Expiring rate	$ 48.67	$ 47.78
New/renewal rate[2]	$ 58.47	$ 55.30
Change	20.1%	15.7%
Straight-line rent growth[3]		
Expiring rate	$ 43.99	$ 42.57
New/renewal rate[2]	$ 59.86	$ 55.13
Change	36.1%	29.5%
Weighted average lease terms		
New (in months)	77.5	82.6
Renewal (in months)	79.0	61.9

TENANT IMPROVEMENTS AND LEASING COMMISSIONS[4]

	Lease Transaction Costs Per Square Foot			
	Three Months Ended December 31, 2018		Twelve Months Ended December 31, 2018	
	Total	Annual	Total	Annual
New leases	$ 82.40	$ 12.75	$ 79.57	$ 11.56
Renewal leases	$ 53.26	$ 8.09	$ 45.44	$ 8.81
Blended	$ 68.13	$ 10.45	$ 63.75	$ 10.48

(1) Represents a comparison between initial stabilized cash rents on new and renewal leases as compared to the expiring cash rents in the same space. New leases are only included if the same space was leased within the previous 12 months.

(2) The new rates being compared to expiring rates for the three months ended December 31, 2018 are calculated using the weighted average starting rates for 153,617 square feet of new leases. The new rates being compared to expiring rates for the twelve months ended December 31, 2018 are calculated using the weighted average starting rates for 851,632 square feet of new leases. The renewal rates are a weighted average calculation of the total executed renewals for the periods indicated.

(3) Represents a comparison between initial straight-line rents on new and renewal leases as compared to the straight-line rents on expiring leases in the same space. New leases are only included if the same space was leased within the previous 12 months.

(4) Represents per-square-foot weighted average lease transaction costs based on the leases executed in the current quarter.

Page 36 of 46

Hudson Pacific Properties, Inc.
Supplemental Information | Fourth Quarter 2018

Commenced Office Leases with Non-Recurring Upfront Abatements[(1)]

	Submarket	Square Feet	Lease Start Date	Rent Start Date	Starting Base Rents[(2)]	Lease Expiration Date
Greater Seattle, Washington						
95 Jackson	Pioneer Square	25,086	5/11/2018	10/8/2018	$ 39.25	10/31/2030
450 Alaskan	Pioneer Square	21,296	5/11/2018	10/8/2018	$ 39.25	10/31/2030
Hill7	South Lake Union	28,287	11/1/2018	2/1/2019	$ 36.00	7/31/2027
83 King	Pioneer Square	24,724	11/15/2018	3/1/2019	$ 43.50	1/31/2021
450 Alaskan	Pioneer Square	57,610	11/19/2018	9/1/2019	$ 40.00	6/30/2029
Northview Center	Lynnwood	11,450	12/1/2018	5/1/2019	$ 20.50	3/31/2026
San Francisco Bay Area, California						
Gateway[(3)]	North San Jose	17,893	5/21/2018	12/1/2018	$ 40.20	2/28/2027
Palo Alto Square	Palo Alto	40,827	6/28/2018	10/1/2018	$ 31.40	6/30/2025
Metro Center	Foster City	10,517	7/1/2018	3/1/2019	$ 70.20	2/28/2029
1455 Market	San Francisco	26,011	7/1/2018	11/1/2018	$ 77.00	9/27/2023
Skyport Plaza	North San Jose	14,618	8/1/2018	4/1/2019	$ 34.20	3/31/2034
Page Mill Hill[(4)]	Palo Alto	20,617	9/25/2018	1/1/2019	$ 76.20	9/30/2023
Gateway[(5)]	North San Jose	17,728	9/24/2018	1/1/2019	$ 40.20	11/30/2023
Metro Plaza	North San Jose	30,531	10/1/2018	2/1/2019	$ 40.20	5/31/2024
Metro Plaza	North San Jose	49,958	10/1/2018	6/1/2019	$ 41.41	5/31/2024
Clocktower Square	Palo Alto	35,616	11/1/2018	8/1/2019	$ 87.00	4/30/2029
Gateway	North San Jose	10,942	11/1/2018	5/1/2019	$ 40.20	3/31/2024
Metro Plaza[(6)]	North San Jose	25,565	11/13/2018	3/1/2019	$ 40.80	2/29/2024
Gateway	North San Jose	15,282	11/16/2018	7/1/2019	$ 40.80	6/30/2026
Concourse	North San Jose	19,296	12/1/2018	3/1/2019	$ 38.40	2/28/2022
Metro Center[(7)]	Foster City	13,246	12/6/2018	8/1/2019	$ 66.00	1/31/2027
625 Second[(8)]	San Francisco	43,846	12/17/2018	4/16/2019	$ 52.00	4/30/2027

(1) Consists of leases for more than 10,000 square feet that commenced on or prior to December 31, 2018, with three or more months of up-front free rent resulting in a rent start date after the commencement of the three-month period ending December 31, 2018.
(2) Stated per leased square foot. Calculated by dividing the product of (i) monthly base rental payments (defined as cash base rents (before abatements)) as of the lease commencement date, and (ii) 12, by (iii) the leased square footage. For commenced leases, calculated by dividing the product of (i) monthly base rental payments (defined as cash base rents (before abatements)) for the month ended December 31, 2018, and (ii) 12, by (iii) leased square footage. Base rents do not include tenant reimbursements.
(3) Tenant paid monthly base rent concurrently with the lease start date on May 21, 2018. Monthly base rent is fully abated for the subsequent six-month period from June 2018 through November 2018.
(4) Tenant paid monthly base rent concurrently with the lease start date on September 25, 2018. Monthly base rent is fully abated for the subsequent three-month period from October 2018 through December 2018.
(5) Tenant paid monthly base rent concurrently with the lease start date on September 24, 2018. Monthly base rent is fully abated for the subsequent three-month period from October 2018 through December 2018 and partially abated for the subsequent three-month period from January 2019 through March 2019.
(6) Tenant paid monthly base rent concurrently with the lease start date on November 13, 2018. Monthly base rent is fully abated for the subsequent three-month period from December 2018 through February 2019.
(7) Tenant paid monthly base rent concurrently with the lease start date on December 6, 2018. Monthly base rent is fully abated for the subsequent seven-month period from January 2019 through July 2019.
(8) Subsequent to the rent start date, monthly base rent associated with 29,616 square feet is abated for the six-month period from May 2019 through October 2019.

Page 37 of 46

Hudson Pacific Properties, Inc.
Supplemental Information | Fourth Quarter 2018

Uncommenced Office Leases—Next Eight Quarters[1]

	Q1 2019		Q2 2019		Q3 2019		Q4 2019		Q1 2020		Q2 2020		Q3 2020		Q4 2020	
	SF	Starting Rent per SF[2]	SF	Starting Rent per SF[2]	SF	Starting Rent per SF[2]	SF	Starting Rent per SF[2]	SF	Starting Rent per SF[2]	SF	Starting Rent per SF[2]	SF	Starting Rent per SF[2]	SF	Starting Rent per SF[2]
Greater Seattle, Washington																
Lynnwood	499	$ 21.50	—	$ —	—	$ —	—	$ —	—	$ —	—	$ —	—	$ —	—	$ —
Subtotal	**499**	**21.50**	**—**	**—**	**—**	**—**	**—**	**—**	**—**	**—**	**—**	**—**	**—**	**—**	**—**	**—**
San Francisco Bay Area, California																
Foster City	7,608	58.92	—	—	—	—	—	—	—	—	—	—	—	—	—	—
Redwood Shores	61,505	66.55	8,687	65.40	—	—	—	—	—	—	—	—	—	—	—	—
North San Jose	28,893	43.76	12,644	43.99	—	—	—	—	—	—	—	—	—	—	—	—
Subtotal	**98,006**	**59.23**	**21,331**	**52.71**	**—**	**—**	**—**	**—**	**—**	**—**	**—**	**—**	**—**	**—**	**—**	**—**
Los Angeles, California																
Downtown Los Angeles	—	—	—	—	123,097	42.56 (3)	—	—	—	—	—	—	—	—	—	—
Hollywood	897	—	—	—	—	—	302,102	68.40 (4)	—	—	—	—	—	—	—	—
West Los Angeles	12,145	51.98	3,833	55.80	4,327	61.80	—	—	—	—	—	—	—	—	—	—
Subtotal	**13,042**	**48.40**	**3,833**	**55.80**	**127,424**	**43.21**	**302,102**	**68.40**	**—**	**—**	**—**	**—**	**—**	**—**	**—**	**—**
Total Uncommenced	**111,547**	**$ 57.80**	**25,164**	**$ 53.18**	**127,424**	**$ 43.21**	**302,102**	**$ 68.40**	**—**	**$ —**	**—**	**$ —**	**—**	**$ —**	**—**	**$ —**

(1) Consists of uncommenced leases, defined as new leases with respect to vacant space executed on or prior to December 31, 2018, but with commencement dates after December 31, 2018 and within the next eight quarters. This table omits submarkets without any uncommenced leases over the next eight quarters.
(2) Calculated by dividing (a) the product of (i) monthly base rental payments (defined as cash base rents (before abatements)) as of the lease commencement date, and (ii) 12, by (b) the leased square footage. Base rents do not include tenant reimbursements. Rent commencement dates do not reflect up-front free rents, if any.
(3) Honey Science Corporation is anticipated to commence monthly base rent payments in the following periods: 77,456 square feet during third quarter 2019 with base rent abatements from the first through sixth full calendar months following rent commencement, and 45,641 square feet during first quarter 2020. Honey Science Corporation is expected to take possession of an additional 8,604 square feet during second quarter 2022.
(4) The entire premises is anticipated to be delivered to Netflix, Inc. during fourth quarter 2019. Monthly base rent payments anticipated to commence in the following periods: (i) 136,013 square feet during first quarter 2020 with base rent abatements from the second through the ninth month following rent commencement, (ii) 105,889 square feet during third quarter 2020 with base rent abatements from the second through the eighth month following rent commencement, and (iii) 60,200 square feet during first quarter 2021 with base rent abatements from the second through the seventh month following rent commencement.

Page 38 of 46

Hudson Pacific Properties, Inc.
Supplemental Information | Fourth Quarter 2018

Backfilled Office Leases—Next Eight Quarters[1]

	Q1 2019		Q2 2019		Q3 2019		Q4 2019		Q1 2020		Q2 2020		Q3 2020		Q4 2020	
	SF	Starting Rent per SF[2]	SF	Starting Rent per SF[2]	SF	Starting Rent per SF[2]	SF	Starting Rent per SF[2]	SF	Starting Rent per SF[2]	SF	Starting Rent per SF[2]	SF	Starting Rent per SF[2]	SF	Starting Rent per SF[2]
Greater Seattle, Washington																
Pioneer Square	82,390	$ 38.99	24,612	$ 43.00	—	$ —	—	$ —	—	$ —	—	$ —	—	$ —	—	$ —
Subtotal	**82,390**	**38.99**	**24,612**	**43.00**	**—**	**—**	**—**	**—**	**—**	**—**	**—**	**—**	**—**	**—**	**—**	**—**
San Francisco Bay Area, California																
San Francisco	64,903	82.80	—	—	6,834	52.00	—	—	—	—	—	—	17,039	75.19	6,041	53.56
Foster City	11,243	69.00	—	—	—	—	—	—	—	—	—	—	—	—	—	—
Palo Alto	—	—	—	—	—	—	13,593	92.08	—	—	—	—	—	—	—	—
North San Jose	2,597	45.00	45,642	36.64	—	—	28,930	37.08	13,579	38.39	—	—	—	—	3,198	41.76
Subtotal	**78,743**	**79.58**	**45,642**	**36.64**	**6,834**	**52.00**	**42,523**	**54.66**	**13,579**	**38.39**	**—**	**—**	**17,039**	**75.19**	**9,239**	**49.48**
Los Angeles, California																
West Los Angeles	—	—	2,749	60.00	—	—	—	—	—	—	—	—	—	—	—	—
Subtotal	**—**	**—**	**2,749**	**60.00**	**—**	**—**	**—**	**—**	**—**	**—**	**—**	**—**	**—**	**—**	**—**	**—**
Total Backfilled	**161,133**	**58.83**	**73,003**	**39.67**	**6,834**	**52.00**	**42,523**	**54.66**	**13,579**	**38.39**	**—**	**—**	**17,039**	**75.19**	**9,239**	**49.48**
Total Uncommenced & Backfilled	**272,680**	**$ 58.41**	**98,167**	**$ 43.13**	**134,258**	**$ 43.66**	**344,625**	**$ 66.70**	**13,579**	**$ 38.39**	**—**	**$ —**	**17,039**	**$ 75.19**	**9,239**	**$ 49.48**

(1) Consists of backfilled leases, defined as new leases with respect to occupied space executed on or prior to December 31, 2018, but with commencement dates after December 31, 2018 and within the next eight quarters. This table omits submarkets without any backfilled leases over the next eight quarters.

(2) Calculated by dividing (a) the product of (i) monthly base rental payments (defined as cash base rents (before abatements)) as of the lease commencement date, and (ii) 12, by (b) the leased square footage. Base rents do not include tenant reimbursements. Rent commencement dates do not reflect up-front free rents, if any.

Page 39 of 46

Hudson Pacific Properties, Inc.
Supplemental Information | Fourth Quarter 2018

Expiring Office Leases—Next Eight Quarters[(1)]

	Q1 2019[(2)]		Q2 2019		Q3 2019		Q4 2019		Q1 2020		Q2 2020		Q3 2020		Q4 2020	
	Expiring SF[(3)]	Rent/ SF[(4)]	Expiring SF[(3)]	Rent/ SF[(4)]	Expiring SF[(3)]	Rent/ SF[(4)]	Expiring SF[(3)]	Rent/ SF[(4)]	Expiring SF[(3)]	Rent/ SF[(4)]	Expiring SF[(3)]	Rent/ SF[(4)]	Expiring SF[(3)]	Rent/ SF[(4)]	Expiring SF[(3)]	Rent/ SF[(4)]
Greater Seattle, Washington																
South Lake Union	—	$ —	—	$ —	—	$ —	—	$ —	—	$ —	—	$ —	—	$ —	656	$33.18
Lynnwood	—	—	—	—	29,360	20.48	—	—	31,409	20.54	34,474	22.88	—	—	—	—
Pioneer Square	117,792	28.62 (5)	—	—	6,452	32.00	6,372	40.16	8,400	34.00	—	—	—	—	—	—
Subtotal	**117,792**	**28.62**	**—**	**—**	**35,812**	**22.56**	**6,372**	**40.16**	**39,809**	**23.38**	**34,474**	**22.88**	**—**	**—**	**656**	**33.18**
San Francisco Bay Area, California																
Foster City	23,680	46.13	713	70.69	—	—	14,244	65.15	22,596	60.90	37,505	48.14	13,712	68.59	2,189	73.03
Palo Alto	—	—	114,273	74.57 (8)	35,226	80.80	38,793	84.53	14,809	74.76	22,846	85.83	20,921	98.12	44,170	74.96
Redwood Shores	11,982	61.60	96,655	61.93 (9)	18,931	60.24	60,434	50.19 (11)	22,829	62.98	41,392	62.64	19,866	65.88	51,576	40.04 (16)
San Francisco	110,134	69.40 (6)	7,691	62.33	3,055	87.03	255	407.20	43,413	56.17	126,655	63.99 (15)	11,799	60.61	12,380	89.31
North San Jose	69,397	32.30 (7)	67,731	38.34 (10)	42,657	37.21	119,550	36.08 (12)	57,993	38.69 (14)	44,292	36.92	47,434	38.67	80,997	39.26 (17)
Santa Clara	3,455	49.21	6,498	40.38	2,453	49.94	21,533	41.63	10,535	47.94	46,493	48.10	8,741	52.56	16,715	50.94
Subtotal	**218,648**	**54.36**	**293,561**	**60.96**	**102,322**	**58.27**	**254,809**	**49.27**	**172,175**	**52.90**	**319,183**	**57.44**	**122,473**	**59.69**	**208,027**	**51.31**
Los Angeles, California																
Hollywood	10,740	46.02	—	—	3,378	52.20	11,900	51.29	40,887	43.79	—	—	—	—	—	—
Torrance	—	—	—	—	—	—	113,000	29.44 (13)	—	—	—	—	—	—	—	—
West Los Angeles	45,957	33.74	17,194	43.38	—	—	12,112	48.56	4,086	52.87	16,705	53.02	3,231	60.96	2,458	56.52
Subtotal	**56,697**	**36.07**	**17,194**	**43.38**	**3,378**	**52.20**	**137,012**	**33.03**	**44,973**	**44.62**	**16,705**	**53.02**	**3,231**	**60.96**	**2,458**	**56.52**
TOTAL	**393,137**	**$44.01**	**310,755**	**$59.99**	**141,512**	**$49.09**	**398,193**	**$ 43.54**	**256,957**	**$46.88**	**370,362**	**$54.03**	**125,704**	**$59.72**	**211,141**	**$51.31**
Expirations as % of In-Service	**3.2%**		**2.5%**		**1.2%**		**3.2%**		**2.1%**		**3.0%**		**1.0%**		**1.7%**	

(1) This does not reflect 88,284 square feet that expired on December 31, 2018. This table omits submarkets without any expirations over the next eight quarters.
(2) First quarter 2019 expiring square footage does not include 27,888 square feet of month-to-month leases.
(3) Includes leases that expire on the last day of the quarter.
(4) Calculated by dividing (a) the product of (i) monthly base rental payments (defined as cash base rents (before abatements)) as of the lease expiration date, and (ii) 12, by (b) the leased square footage. Base rents do not include tenant reimbursements.
(5) Total expiring square footage consists of: (i) Capital One at 83 King for 108,537 square feet (74,700 square feet of this space will be backfilled by RealSelf, Inc. and 24,612 square feet by Lyft), (ii) Cowgirls, Inc. at 411 First for 5,995 square feet, and (iii) Blue Nile, Inc. at 411 First for 3,260 square feet.
(6) Top three expiring tenants by square footage: (i) SS&C Technologies, Inc. at Ferry Building for 51,424 square feet (12,900 square feet of this space will be backfilled by Niantic, Inc.), (ii) GSA at 1455 Market for 49,338 square feet (52,003 square feet of this space will be backfilled by Square, Inc.), and (iii) TruSignal, Inc. at 875 Howard for 4,307 square feet.

Page 40 of 46

Hudson Pacific Properties, Inc. Supplemental Information | Fourth Quarter 2018 Expiring Office Leases—Next Eight Quarters(1) (continued) (7) Top three expiring tenants by square footage: (i) Virident Systems, Inc. at Concourse for 38,504 square feet (29,357 square feet of this space will be backfilled by Nutanix, Inc. and 9,147 square feet by Invensense), (ii) Konica Minolta Business Solutions USA at Metro Plaza for 8,933 square feet, and (iii) Randstad Professionals US, LP at Gateway for 5,539 square feet. (8) Total expiring square footage consists of: (i) Stanford Health Care at Page Mill Center for 63,201 square feet, (ii) Baker McKenzie at Clocktower Square for 34,414 square feet, and (iii) Thoughtspot, Inc. at Palo Alto Square for 16,658 square feet. (9) Top three expiring tenants by square footage: (i) Teachers Insurance & Annuity Association at Towers at Shores Center for 25,549 square feet, (ii) Alarm.com at 555 Twin Dolphin for 16,027 square feet, and (iii) Inflection LLC at 555 Twin Dolphin for 15,719 square feet. (10) Top three expiring tenants by square footage: (i) AKM Semiconductor, Inc. at Concourse for 7,457 square feet, (ii) InnoGrit Corporation at Concourse for 7,281 square feet, and (iii) Tech Mahindra (Americas) Inc. at Concourse for 6,969 square feet. (11) Top three expiring tenants by square footage: (i) Quinn Emanuel Urquhart & Sullivan LLP at 555 Twin Dolphin for 34,998 square feet, (ii) Kidder Matthews of California, Inc. at Towers at Shores Center for 7,177 square feet, and (iii) Colliers Parrish International, Inc. at Towers at Shores Center for 6,257 square feet. (12) Top three expiring tenants by square footage: (i) Ensighten, Inc. at Concourse for 28,930 square feet (28,930 square feet of this space will be backfilled by Nutanix, Inc.), (ii) GEO Semiconductor, Inc. at Metro Plaza for 13,027 square feet, and (iii) Aerotek, Inc. at Concourse for 12,427 square feet. (13) Total expiring square footage consists of Saatchi & Saatchi North America, Inc. at Del Amo for 113,000 square feet. (14) Top three expiring tenants by square footage: (i) Hensel Phelps at Concourse for 13,688 square feet, (ii) Quantum Corporation at Concourse for 7,654 square feet, and (iii) InvenSense at 1740 Technology for 7,386 square feet (7,163 square feet of this space will be backfilled by Nutanix, Inc.). (15) Total expiring square footage consists of: (i) GitHub, Inc. at 275 Brannan for 54,673 square feet, (ii) GitHub, Inc. at 625 Second for 35,330 square feet, and (iii) GSA at Rincon Center for 28,316 square feet. (16) Top three expiring tenants by square footage: (i) Wells Fargo Insurance Services USA, Inc. at Skyway Landing for 40,257 square feet, (ii) Jetblue Airways Corp at Skyway Landing for 6,708 square feet, and (iii) Azumio at Shorebreeze for 2,592 square feet. (17) Top three expiring tenants by square footage: (i) Old Republic Title Company at Concourse for 20,771 square feet, (ii) Comerica Bank at Concourse for 12,708 square feet, and (iii) USJade Corp at Concourse for 10,940 square feet. Page 41 of 46

Hudson Pacific Properties, Inc.
Supplemental Information | Fourth Quarter 2018

Expiring Office Leases—Annual

Year of Lease Expiration	Number of Leases Expiring	Square Footage of Expiring Leases[1]	Percent of Office Portfolio Square Feet	Annualized Base Rent [1]	Percentage of Office Portfolio Annualized Base Rent	Annualized Base Rent Per Leased Square Foot [2]	Annualized Base Rent at Expiration	Annualized Base Rent Per Lease Square Foot at Expiration [3]
Vacant		2,115,442	15.3%					
2018	15	88,284	0.6	$ 3,333,285	0.6%	$ 37.76	$ 3,340,617	$ 37.84
2019[4]	154	1,243,597	9.0	58,868,756	10.2	47.34	60,226,758	48.43
2020	144	964,164	7.0	48,442,388	8.5	50.24	50,396,878	52.27
2021	131	1,256,838	9.1	57,142,961	10.0	45.47	60,985,258	48.52
2022	105	1,134,270	8.2	52,539,731	9.2	46.32	58,669,110	51.72
2023	80	1,468,771	10.6	63,293,830	11.1	43.09	72,204,029	49.16
2024	77	1,245,499	9.0	61,074,117	10.7	49.04	72,131,746	57.91
2025	28	1,044,229	7.6	51,707,438	9.0	49.52	64,994,872	62.24
2026	15	320,608	2.3	17,302,251	3.0	53.97	23,999,824	74.86
2027	15	405,078	2.9	21,404,184	3.7	52.84	26,663,316	65.82
Thereafter	41	1,816,370	13.1	102,933,067	18.0	56.67	141,886,025	78.12
Building management use	22	147,522	1.1	—	—	—	—	—
Signed leases not commenced[5]	26	574,841	4.2	34,221,473	6.0	59.53	45,368,737	78.92
TOTAL/WEIGHTED AVERAGE[6]	**853**	**13,825,513**	**100.0%**	**$ 572,263,481**	**100.0%**	**$ 48.87**	**$ 680,867,170**	**$ 58.14**

(1) Rent data for our office properties is presented on an annualized basis without regard to cancellation options. Annualized base rent for office properties is calculated multiplying (i) base rental payments (defined as cash base rents (before abatements)) as of December 31, 2018, by (ii) 12. Annualized base rent does not reflect tenant reimbursements. Annualized base rent per square foot for all lease expiration years is calculated as (i) base rental payments (defined as cash base rents (before abatements)) under commenced leases, divided by (ii) square footage under commenced leases as of December 31, 2018.

(2) Annualized base rent per square foot for all lease expiration years is calculated as (i) base rental payments (defined as cash base rents (before abatements)) under commenced leases, divided by (ii) square footage under commenced leases as of December 31, 2018.

(3) Annualized base rent per square foot at expiration for all lease expiration years is calculated as (i) base rental payments (defined as cash base rents (before abatements)) under commenced leases, divided by (ii) square footage under commenced lease as of December 31, 2018.

(4) Does not include existing tenants expected to expire by January 31, 2019 at One Westside (formerly part of Westside Pavilion).

(5) Annualized base rent per leased square foot and annualized base rent per square foot at expiration for signed leases not commenced reflects uncommenced leases for space not occupied as of December 31, 2018 and is calculated as (i) base rental payments (defined as cash base rents (before abatements)) under uncommenced leases for vacant space as of December 31, 2018, divided by (ii) square footage under uncommenced leases as of December 31, 2018.

(6) Total expiring square footage does not include 27,888 square feet of month-to-month leases.

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Hudson Pacific Properties, Inc. Supplemental Information | Fourth Quarter 2018 Definitions and Reconciliations

Hudson Pacific Properties, Inc. Supplemental Information | Fourth Quarter 2018 Definitions Adjusted Funds From Operations (“AFFO”): Non-GAAP financial measure we believe is a useful supplemental measure of our performance. We compute AFFO by adding to FFO the non-cash compensation expense and amortization of deferred financing costs, and subtracting recurring capital expenditures, tenant improvements and leasing commissions (excluding pre-existing obligations on contributed or acquired properties funded with amounts received in settlement of prorations), and eliminating the net effect of straight-line rents, amortization of lease buy-out costs, amortization of above-and below-market lease intangible assets and liabilities, amortization of above-and below-market ground lease intangible assets and liabilities and amortization of loan discounts/premium. AFFO is not intended to represent cash flow for the period. We believe that AFFO provides useful information to the investment community about our financial position as compared to other REITs since AFFO is a widely reported measure used by other REITs. However, other REITs may use different methodologies for calculating AFFO and, accordingly, our AFFO may not be comparable to other REITs. Annual Debt Service: Includes principal payments based on amortization schedule and annual interest payments of fixed rate loans and variable rate loans with effective fixed rate as a result of derivative instruments on the full principal balance. In instances where interest is paid based on a LIBOR margin, we used the current margin based on the leverage ratio as of the current period. Amount does not include interest payment of variable rate loans that are partially effectively fixed through derivative instruments. Funds From Operations (“FFO”): Non-GAAP financial measure we believe is a useful supplemental measure of our performance. We calculate FFO in accordance with the White Paper issued in December 2018 on FFO approved by the Board of Governors of the National Association of Real Estate Investment Trusts (“NAREIT”). The White Paper defines FFO as net income or loss calculated in accordance with generally accepted accounting principles in the United States (“GAAP”), excluding gains and losses from sales of depreciable real estate, gains and losses from sale of certain real estate assets and impairment write-downs associated with depreciable real estate, plus real estate-related depreciation and amortization (excluding amortization of deferred financing costs and depreciation of non-real estate assets) and after adjustment for unconsolidated partnerships and joint ventures. The calculation of FFO includes the amortization of deferred revenue related to tenant-funded tenant improvements and excludes the depreciation of the related tenant improvement assets. In the December 2018 White Paper, NAREIT, provided an option to include value changes in mark-to-market equity securities in the calculation of FFO. We elected this option, retroactively during fourth quarter 2018. We believe that FFO is a useful supplemental measure of our operating performance. The exclusion from FFO of gains and losses from the sale of operating real estate assets allows investors and analysts to readily identify the operating results of the assets that form the core of our activity and assists in comparing those operating results between periods. Also, because FFO is generally recognized as the industry standard for reporting the operations of REITs, it facilitates comparisons of operating performance to other REITs. However, other REITs may use different methodologies to calculate FFO, and accordingly, our FFO may not be comparable to all other REITs. Implicit in historical cost accounting for real estate assets in accordance with GAAP is the assumption that the value of real estate assets diminishes predictably over time. Since real estate values have historically risen or fallen with market conditions, many industry investors and analysts have considered presentations of operating results for real estate companies using historical cost accounting alone to be insufficient. Because FFO excludes depreciation and amortization of real estate assets, we believe that FFO along with the required GAAP presentations provides a more complete measurement of our performance relative to our competitors and a more appropriate basis on which to make decisions involving operating, financing and investing activities than the required GAAP presentations alone would provide. We use FFO per share to calculate annual cash bonuses for certain employees. However, FFO should not be viewed as an alternative measure of our operating performance because it does not reflect either depreciation and amortization costs or the level of capital expenditures and leasing costs necessary to maintain the operating performance of our properties, which are significant economic costs and could materially impact our results from operations. Net Operating Income (“NOI”): We evaluate performance based upon property net operating income (“NOI”) from continuing operations. NOI is not a measure of operating results or cash flows from operating activities or cash flows as measured by GAAP and should not be considered an alternative to income from continuing operations, as an indication of our performance, or as an alternative to cash flows as a measure of liquidity, or our ability to make distributions. All companies may not calculate NOI in the same manner. We consider NOI to be a useful performance measure to investors and management because when compared across periods, NOI reflects the revenues and expenses directly associated with owning and operating our properties and the impact to operations from trends in occupancy rates, rental rates and operating costs, providing a perspective not immediately apparent from income from continuing operations. We calculate NOI as net income (loss) excluding corporate general and administrative expenses, depreciation and amortization, impairments, gains/losses on sales of real estate, interest expense, transaction- related expenses and other non-operating items. We define NOI as operating revenues (including rental revenues, other property-related revenue, tenant recoveries and other operating revenues), less property-level operating expenses (which includes external management fees, if any, and property-level general and administrative expenses). NOI on a cash basis is NOI adjusted to exclude the effect of straight-line rent and other non-cash adjustments required by GAAP. We believe that NOI on a cash basis is helpful to investors as an additional measure of operating performance because it eliminates straight-line rent and other non-cash adjustments to revenue and expenses. Page 44 of 46

Hudson Pacific Properties, Inc. Supplemental Information | Fourth Quarter 2018 Definitions (continued) Shares of Common Stock/Units Outstanding at End of Period: Represents shares of common stock (including unvested restricted shares and unvested operating partnership performance units), OP units outstanding and an estimate for our dilutive Outperformance Programs ("OPPs," or individually, "OPP"), including stock grants under our 2016 OPP, 2017 OPP and 2018 OPP stock grants and one-time retention award grants. Series A Preferred Units and Debt/Total Market Capitalization: Equal to the sum of (i) Unsecured and Secured Debt and (ii) series A preferred units divided by total market capitalization. Unsecured and Secured Debt: Excludes in-substance defeased debt related to our joint venture that owns the One Westside and 10850 Pico properties, debt due to joint venture partner related to our Ferry Building property and unamortized deferred financing costs and loan discounts. The full amount of debt related to the Hill7 joint venture is included. Total Market Capitalization: Equal to the sum of (i) Unsecured and Secured Debt, (ii) series a preferred units and (iii) common equity capitalization. Common equity capitalization represents the total Shares of Common Stock/Units Outstanding at End of Period multiplied by the closing price at quarter end. Weighted Average Fully Diluted Common Stock/Units Outstanding: Includes an estimate for the dilutive 2016 OPP, 2017 OPP and 2018 OPP stock grants and one-time retention award grants. Page 45 of 46

Hudson Pacific Properties, Inc.
Supplemental Information | Fourth Quarter 2018

Reconciliation of Net Income to Net Operating Income

Unaudited, in thousands

	Three Months Ended December 31, 2018		Twelve Months Ended December 31, 2018	
	2018	2017	2018	2017
Net Income	$ 19,257	$ 48,944	$ 111,781	$ 94,561
Adjustments:				
Interest expense	23,202	23,951	83,167	90,037
Interest income	(1,225)	(7)	(1,718)	(97)
Unrealized gain on non-real estate investment	—	—	(928)	—
Unrealized (gain) loss on ineffective portion of derivative instruments	—	(12)	—	70
Transaction-related expenses	252	—	535	598
Other income	(74)	(336)	(822)	(2,992)
Gains on sale of real estate	—	(28,708)	(43,337)	(45,574)
General and administrative	14,980	13,130	61,027	54,459
Depreciation and amortization	67,520	66,230	251,003	283,570
NET OPERATING INCOME	**$ 123,912**	**$ 123,192**	**$ 460,708**	**$ 474,632**
NET OPERATING INCOME BREAKDOWN				
Same-store office cash revenues	$ 106,885	$ 100,011	$ 383,505	$ 363,920
Straight-line rent	3,524	6,800	10,860	11,274
Amortization of above-market and below-market leases, net	2,206	3,378	8,624	13,634
Amortization of lease incentive costs	(351)	(314)	(1,319)	(1,099)
Same-store office revenues	**112,264**	**109,875**	**401,670**	**387,729**
Same-store studios cash revenues	21,441	17,865	49,857	48,628
Straight-line rent	396	200	1,219	(247)
Same-store studio revenues	**21,837**	**18,065**	**51,076**	**48,381**
Same-store revenues	**134,101**	**127,940**	**452,746**	**436,110**
Same-store office cash expenses	36,080	33,943	129,341	118,443
Amortization of above-market and below-market ground leases, net	575	575	2,299	2,311
Same-store office expenses	**36,655**	**34,518**	**131,640**	**120,754**
Same-store studio cash expenses	12,048	9,792	26,665	26,269
Same-store studio expenses	**12,048**	**9,792**	**26,665**	**26,269**
Same-store expenses	**48,703**	**44,310**	**158,305**	**147,023**
Same-store net operating income	**85,398**	**83,630**	**294,441**	**289,087**
Non-same-store net operating income	**38,514**	**39,562**	**166,267**	**185,545**
NET OPERATING INCOME	**$ 123,912**	**$ 123,192**	**$ 460,708**	**$ 474,632**

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